Exhibit 99.2

Report of Independent Auditors

Norbert Dentressangle S.A.

192, avenue Thiers

69457 Lyon cedex 6

France

We have audited the accompanying consolidated financial statements of Norbert Dentressangle S.A., which comprise the consolidated balance sheets as of December 31, 2014, 2013 and 2012, and the related consolidated income statements, consolidated statements of other comprehensive income, consolidated cash flow statements and consolidated statements of changes in equity for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Norbert Dentressangle S.A. as of December 31, 2014, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

May 22, 2015

Lyon, France

/s/ Ernst & Young et Autres	/s/ Grant Thornton
Ernst & Young et Autres	Grant Thornton
Daniel Mary-Dauphin	Robert Dambo
Partner	Partner

FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

1.1.    CONSOLIDATED INCOME STATEMENT

€000	Note	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Revenues	1.6.5 1.6.6.a	4,668,846	4,031,858	3,880,268

Other purchases and external costs		(2,916,205)	(2,496,322)	(2,375,849)
Staff costs		(1,407,126)	(1,237,537)	(1,202,225)
Taxes, levies and similar payments		(48,820)	(43,743)	(46,086)
Amortisation and depreciation charges		(121,858)	(117,047)	(121,324)
Other operating expenses (income)		(346)	2,808	4,357
(Gains)/losses on sales of operating assets		3,025	3,504	3,000
Restructuring costs		(14,257)	(13,792)	(2,748)
Fixed assets gains or losses		4,646	11,926	2,243

EBITA	1.6.6.b	167,906	141,655	141,636

Amortisation of allocated Customer Relations		(12,185)	(6,525)	(6,667)
Negative goodwill and goodwill impairment		618	—	(5,500)

EBIT	1.6.5.a 1.6.6.b	156,339	135,130	129,469

Net interest expense	1.6.10.b	(29,876)	(21,405)	(25,716)
Net exchange gains/losses	1.6.10.b	(229)	(1,126)	(2,406)
Other financial items	1.6.10.b	(11,001)	(4,128)	(4,112)

Group pre-tax income		115,234	108,471	97,237

Income tax	1.6.12	(32,191)	(36,637)	(26,795)
Group share of earnings of companies treated under the equity method	1.6.11.a	(959)	(1,477)	8

Net income		82,083	70,357	70,450

Non-controlling interests		6,188	257	778

Net income group share		75,895	70,100	69,672

Earnings per share
Basic EPS on net income for the year	1.6.13.b	7.75	7.20	7.28
Diluted EPS on net income for the year	1.6.13.b	7.67	7.06	7.19

The accompanying footnotes are an integral part of the consolidated financial statements.

FINANCIAL STATEMENTS

1.2.    CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Net income	82,083	70,357	70,450
Translation adjustments	26,815	(4,475)	7,084
Gains and losses on revaluation of financial instruments	(1,964)	10,025	(1,685)
Tax on financial instruments and translation adjustments	1,137	(3,824)	868
Other	(75)	27	(50)

Sub-total of items recyclable to profit or loss	25,913	1,753	6,217

Actuarial gains and losses on employee benefits	35,637	(50,170)	(12,559)
Tax impact	(7,135)	8,024	1,160

Sub-total of items not recyclable to profit or loss	28,502	(42,146)	(11,399)

Other items amounts posted to shareholders’ equity	54,415	(40,393)	(5,182)

Total comprehensive income	136,498	29,964	65,268

Attributable to:
Non-controlling interests	5,471	143	774
Parent company shareholders	131,027	29,821	64,494

The accompanying footnotes are an integral part of the consolidated financial statements.

FINANCIAL STATEMENTS

1.3.    CONSOLIDATED BALANCE SHEET

ASSETS

€000	Note	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Goodwill	1.6.8.a	975,079	599,951	549,447
Intangible fixed assets	1.6.8.b	350,984	133,128	110,840
Tangible fixed assets	1.6.8.c	570,162	532,849	583,676
Investments in associated companies	1.6.11.a	2,087	2,877	4,427
Other non-current financial assets	1.6.10.a	55,841	33,146	28,518
Deferred tax assets	1.6.12	63,992	53,347	47,750

Non-current assets		2,018,145	1,355,298	1,324,658

Inventories	1.6.6.c	19,404	14,049	14,688
Trade receivables	1.6.6.e	886,447	775,879	622,374
Current tax receivable	1.6.6.e	38,558	17,621	12,079
Other receivables	1.6.6.e	164,774	141,743	129,141
Other current financial assets	1.6.10.a	18,778	—	—
Cash and cash equivalents	1.6.10.a	209,085	396,622	255,877

Current assets		1,337,046	1,345,914	1,034,159

Total assets		3,355,191	2,701,212	2,358,817

LIABILITIES

€000	Note	31 Dec. 2014	31 Dec. 2013 adjusted	31 Dec. 2012 adjusted
Share capital	1.6.13	19,672	19,672	19,672
Share premium		19,132	19,077	18,891
Translation adjustments		5,147	(22,464)	(18,103)
Consolidated reserves	1.6.13	544,238	457,742	428,972
Net income for the financial year		75,895	70,100	69,672

Shareholders’ equity group share		664,084	544,127	519,107

Non-controlling interests		27,156	27,595	3,251

Shareholders’ equity		691,240	571,722	522,358

Long-term provisions	1.6.9	143,620	190,583	147,166
Deferred tax liabilities	1.6.12	143,275	73,802	72,646
Long-term borrowings	1.6.10.a	1,050,647	742,884	581,068
Other non-current liabilities	1.6.10.a	25,569	17,451	20,506

Non-current liabilities		1,363,111	1,024,720	821,386

Short-term provisions	1.6.9	20,040	20,605	22,364
Short-term borrowings	1.6.10.a	160,988	102,507	154,534
Other current borrowings	1.6.10.a	36,213	9,330	16,726
Bank overdrafts	1.6.10.a	14,520	7,200	8,837
Trade payables	1.6.6.f	655,860	601,548	503,028
Current tax payable	1.6.6.f	11,224	11,528	11,032
Other debt	1.6.6.f	401,995	352,052	298,553

Current liabilities		1,300,840	1,104,770	1,015,074

Total liabilities		3,355,191	2,701,212	2,358,817

The accompanying footnotes are an integral part of the consolidated financial statements.

FINANCIAL STATEMENTS

1.4.    CONSOLIDATED CASH FLOW STATEMENT

€000	Note	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Net income Group Share		75,895	70,100	69,672
Depreciation and provisions		131,792	115,921	121,298
Net financial costs on financing transactions		30,103	23,897	28,379
Other financial items		11,004	3,171	(2,088)
Non-controlling interests and group share of earnings of companies under the equity method		7,147	1,734	770
Corporate income tax (income) / expense		32,191	36,637	26,795
EBITDA		288,132	251,460	244,826
Capital gains or losses on disposals of fixed assets		(7,515)	(15,450)	(5,220)
Other adjustments		829	(475)	294
Corporate income tax paid		(57,984)	(45,414)	9,363
Free cash flow after tax paid		223,462	190,121	249,263
Inventories		(845)	2,943	986
Trade receivables		(4,516)	(63,270)	30,458
Trade payables		34,613	21,966	(13,905)
Change in operating working capital		29,252	(38,361)	17,539
Social security receivables and payables		8,471	5,379	3,607
Tax receivables and payables		(18,656)	10,341	(13,752)
Other receivables and payables		(3,937)	(7,444)	1,750
Change in non-operating working capital (excl. corporate income tax)		(14,122)	8,276	(8,395)
Change in a supportive working capital (excl. corporate income tax)		15,130	(30,085)	9,144
Change in Pension Funds		(21,922)	(10,385)	(11,174)

Net cash flow from operations	1.6.5.a	216,670	149,651	247,233

Sales of intangible and tangible fixed assets		49,866	93,941	87,929
Acquisition of intangible and tangible fixed assets		(138,572)	(119,843)	(133,360)
Receivables on sales of fixed assets		539	(1,308)	1,789
Payables on acquisitions of fixed assets		3,115	15,657	(26,793)
Sales of financial assets		116	103	13
Net cash flow from company acquisitions and sales	1.6.4.c	(583,239)	(54,123)	(3,086)

Net cash flow from investment transactions		(668,175)	(65,573)	(73,508)

Net cash flow		(451,505)	84,078	173,725
Dividends paid to parent company shareholders		(18,575)	(14,579)	(12,056)
Net new loans		427,775	567,389	144,337
Capital increase/(reduction)		1,829	4,438	—
Treasury shares		347	6,918	(3,181)
Other financial assets/liabilities		907	—	4,052
Repayment of loans		(128,217)	(481,547)	(189,772)
Net financial costs on financing transactions		(30,103)	(23,897)	(28,379)

Net cash flow from financing transactions		253,963	58,722	(84,999)

Exchange differences on foreign currency transactions		2,685	(419)	904
Change in cash		(194,857)	142,381	89,630

Opening cash and cash equivalents		389,422	247,041	157,410
Closing cash and cash equivalents	1.6.10.a	194,565	389,422	247,040
Change in cash (closing—opening)		(194,857)	142,381	89,630

The accompanying footnotes are an integral part of the consolidated financial statements.

FINANCIAL STATEMENTS

1.5.    CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

€000	Share capital	Share premium	Undistributed reserves	Other reserves	Earnings	Translation adjustments	Shareholders’ equity, Group share	Non-controlling interests	TOTAL Shareholders’ equity
At 31 December 2011	19,672	18,891	422,244	(24,019)	60,394	(25,191)	471,991	2,851	474,842
Appropriation of earnings	—	—	60,394	—	(60,394)	—	—	—	—
Dividends paid	—	—	(12,027)	—	—	—	(12,027)	(29)	(12,056)
Net profit for the year	—	—	—	—	69,672	—	69,672	778	70,450
Other comprehensive income	—	—	(11,399)	(867)	—	7,088	(5,178)	(4)	(5,182)
(Acquisitions) disposals of treasury shares	—	—	(40)	(3,142)	—	—	(3,182)	—	(3,182)
Capital increase	—	—	—	—	—	—		—	—
Share-based remuneration	—	—	501	—	—	—	501	—	501
Changes in consolidation	—	—	(4,252)	—	—	—	(4,252)	(345)	(4,597)
Other variations	—	—	22	—	—	—	22	—	22

At 31 December 2012	19,672	18,891	455,443	(28,028)	69,672	(18,103)	517,547	3,251	520,798

IFRIC 21	—	—	1,560	—	—	—	1,560	—	1,560

At 31 December 2012 adjusted	19,672	18,891	457,003	(28,028)	69,672	(18,103)	519,107	3,251	522,358

Appropriation of earnings	—	—	69,672	—	(69,672)	—	—	—	—
Dividends paid	—	—	(14,388)	—	—	—	(14,388)	(191)	(14,579)
Net profit for the year	—	—		—	70,100	—	70,100	257	70,357
Other comprehensive income	—	—	(42,146)	6,228	—	(4,361)	(40,279)	(114)	(40,393)
(Acquisitions) disposals of treasury shares	—	—	325	8,302	—	—	8,627	—	8,627
Capital increase	—	186	(69)	—	—	—	117	2,713	2,830
Share-based remuneration	—	—	719	—	—	—	719	—	719
Changes in consolidation	—	—		—	—	—	—	22,047	22,047
Other variations	—	—	124	—	—	—	124	(368)	(244)

At 31 December 2013 adjusted	19,672	19,077	471,240	(13,498)	70,100	(22,464)	544,127	27,595	571,722

Appropriation of earnings	—	—	70,100	—	(70,100)	—	—	—	—
Dividends paid	—	—	(15,588)	—	—	—	(15,588)	(2,991)	(18,579)
Net profit for the year	—	—		—	75,895	—	75,895	6,188	82,083
Other comprehensive income	—	—	27,980	(459)	—	27,611	55,132	(717)	54,415
(Acquisitions) disposals of treasury shares	—	—	102	2,011	—	—	2,113	—	2,113
Capital increase	—	55	60	—	—	—	115	—	115
Share-based remuneration	—	—	1,709	—	—	—	1,709	—	1,709
Impact of changes in the consolidation method	—	—	691	—	—	—	691	(2,689)	(1,998)
Other variations	—	—	(110)	—	—	—	(110)	(230)	(340)

At 31 December 2014	19,672	19,132	556,184	(11,946)	75,895	5,147	664,084	27,156	691,240

The accompanying footnotes are an integral part of the consolidated financial statements.

FINANCIAL STATEMENTS

1.6.    Notes to the consolidated financial statements

1.6.1.    General information regarding the issuer

Norbert Dentressangle is a Société Anonyme (French public limited company) with an Executive Board and a Supervisory Board, subject to the provisions of the French Commercial Code and with registered office at 192 Avenue Thiers—69457 Lyon Cedex 06—France.

The Company is listed on the Paris and London stock exchanges on the Euronext market, compartment A.

The Group financial statements were approved by the Executive Board on 22 May 2015.

The Group’s businesses are Transport, Logistics and Air & Sea.

1.6.2.    Significant events

•	Jacobson Companies acquisition

On 27 August 2014, the Group purchased the entire share capital of US logistics and transportation firm Jacobson Companies from private equity firm Oak Hill Capital Partners.

The transaction amounted to $750 million (€560 million) on a debt-free and cash-free basis, including previous debt owing to the former parent company, plus a potential earn-out based on 2014 earnings which is capped. Funding for the purchase came from a combination of the Group’s own cash resources and drawing on available lines of credit.

Founded in 1968 with head office in Des Moines, Iowa, Jacobson Companies features among the top logistics & transportation operators in North America. The company has 5,500 employees, integrated transportation and logistics resources, annual revenues of some $800 million and a 2013 EBITDA margin of 9.5%.

Jacobson Companies is a profitable company focusing on world class operations and is backed by a broad and well balanced customer base. The company has two divisions operating throughout North America. In Logistics, at 31 December 2014, the company had 155 warehouses totalling 3.7 million square metres, and in Transport, had 383 tractor units and 1,238 trailers.

The company comes with in-depth expertise and high market shares in food and beverage products, chemicals, agri-science, consumer goods and appliances.

Jacobson Companies serves over 1,800 US customers with high value-added services including co-packing, co-manufacturing, reverse logistics, etc.

The full accounting impact of the acquisition is described under Note 1.6.4.b Change in Consolidation Scope.

•	Acquisition of Groupe Norbert Dentressangle by XPO Logistics

On April 28, 2015, XPO Logistics Inc. and the Dentressangle family announced that they had entered into a definitive agreement for XPO Logistics to acquire a majority interest in Norbert Dentressangle SA and launch a tender offer for the remaining shares.

FINANCIAL STATEMENTS

From a contractual standpoint, the main consequences of this change in ownership are the following:

•	A portion of Groupe Norbert Dentressangle existing debt corresponding to the corporate financial debt (M€ 868.7 as of 3/31/2015 / M€ 840 as of 12/31/2014) will be accelerated and will have to be reimbursed to the lenders a few days after the closing date, unless current discussion with the lenders result in waivers of such acceleration. Absent such waivers, (i) the related capitalized debt issuance costs (M€ 4.9 as of 3/31/2015 / M€ 5.3 as of 12/31/2014) will have to be charged to P/L (no cash impact) (ii) the fair value of the related hedging instruments (M€ -4.6 as of 3/31/2015 / M€ -3.7 as of 12/31/2014) will also have to be reclassified to P/L (iii) the loans reimbursed will have to be refinanced with financial resources brought by XPO Logistics.

•	The terms and conditions of the share-based awards granted to managers (share warrants and performance shares) will be modified, resulting in a shorter vesting period (acceleration).

Besides, the identification of change in ownership clauses in the contracts with our customers and the tenants of the premises rented by the group is still in process; however, no significant impact is expected.

The acquisition by XPO being expected to close in June 2015, the consequences of the change in ownership have not been accounted for in the consolidated balance sheet as of December 31, 2014 and consolidated income statement for the year then ended and are disclosed in the present financial statements, in accordance with IAS 10—events after the reporting period.

1.6.3.    General accounting policies

a) Consolidation principles

The financial statements have been prepared in accordance with IFRS as published by the International Accounting Standards Board (IASB).

The 2014, 2013 and 2012 consolidated financial statements have been drawn up in euros, i.e. the Group’s operational currency, and are stated in thousands of euros (€000).

b) Change in accounting principles and methods

The accounting policies applied for the preparation of the financial statements are identical to those applied for the preparation of the financial statements for the year ended 31 December 2013 with the addition of the following new standards and interpretations, which became mandatory as from 1 January 2014:

•	IAS 32 amended: Financial Instruments

•	IAS 36 amended: Recoverable amount disclosures for non-financial assets.

•	IAS 39 amended: Novation of Derivatives and Continuation of Hedge Accounting.

None of these new standards or amendments have a material impact on the Group’s earnings and financial position, or on the presentation of the financial statements and financial information.

The Group has not applied any other standards, interpretations or amendments, as adopted by the IASB, for which their mandatory date of application is after 31 December 2014.

•	IAS 16 and IAS 38 amended: Methods of Depreciation and Amortisation.

•	IAS 19 amended: employee contributions.

•	IFRS 10 and IAS 28 amended: sale/ transfer of assets/ businesses to an associate.

FINANCIAL STATEMENTS

•	IFRS 15 : revenue from contracts with customers

•	IFRS 9 : financial instruments

•	IFRS 9 : hedge accounting and amendments to IFRS 9, IFRS 7 and IAS 39

•	Improvements to IFRS : 2010 – 2012 cycle ; 2011 – 2013 cycle ; 2012-2014 cycle.

•	IFRS 11 : accounting for acquisitions of intererests in joint operations

•	IAS 1 : disclosure initiative

c) Estimates and judgments

In order to draw up its financial statements, the Group must make certain estimates and assumptions that can affect the financial statements. The Group periodically reviews its estimates and assessments to take into account past experience and other factors deemed to be relevant in light of economic conditions. The financial statements reflect the best estimates based on available information as at the balance sheet date. Depending on changes in these various assumptions or conditions, the amounts recorded in its future financial statements may differ from current estimates.

Material estimates and assumptions applied in preparing the 2014 financial statements principally relate to:

•	Measuring the recoverable amount of tangible and intangible assets including goodwill,

•	Estimating provisions, specifically measuring assets and liabilities from retirement commitments,

•	Valuing customer relations,

•	Valuing financial instruments;

•	Recognising deferred tax assets.

d) Currency conversion

•	Recording foreign currency transactions in the financial statements of consolidated companies

Foreign-currency transactions recognised in the income and expenditure statements are converted by applying the exchange rate prevailing on the date of the transaction. Monetary items recognised in the balance sheet are converted by applying the exchange rate prevailing on the balance sheet date. Any resulting foreign exchange differences are recorded in the income statement.

Some loans receivable and borrowings denominated in foreign currencies are essentially treated as forming an integral part of the net investment in subsidiaries operating in a non-euro currency, if the related repayment is not planned or probable in the foreseeable future. Exchange differences net of tax on said loans receivable and borrowings are posted to exchange gains/losses under other comprehensive income. This specific accounting method applies until final disposal of the net investment or repayment of said loans receivable and borrowings becomes highly probable.

•	Translation of financial statements of foreign subsidiaries

The balance sheets of foreign companies with non-euro operational currencies are translated into euros at the exchange rate prevailing on the balance sheet date and their income statements are translated at the average rate for the financial year. Any resulting conversion adjustment is recognised in shareholders’ equity as “Translation adjustments”.

FINANCIAL STATEMENTS

In the event of disposal of an entity, translation adjustments are recorded as income for the financial year.

Goodwill is tracked in the currency of the relevant subsidiary.

None of the Group’s significant subsidiaries are located in a high-inflation country.

1.6.4.    Scope of consolidation

a) Accounting policies for determining consolidation scope

The consolidated financial statements comprise the financial statements of companies exclusively controlled, whether directly or indirectly, by Norbert Dentressangle S.A., the Group’s holding company.

The balance sheet dates of the various entities comply with those set by the Group.

The scope of consolidation is detailed in note 1.6.14.

•	Exclusive control

Control is the power to directly or indirectly direct the financial and operating policies of a firm so as to derive benefits from its activities. Control is generally deemed to exist where the Group holds over half of the voting rights in the controlled company. The financial statements of subsidiaries are included in the consolidated financial statements as of the date of transfer of effective control until the date on which control ceases.

The Group consolidates French special-purpose entities solely intended to finance road tractors. These entities, referred to as “Locad” entities, are economic interest groupings (EIGs) and are majority owned by a banking pool. They purchase a vehicle fleet meeting the Group’s requirements and finance same by means of loans from a banking pool. The vehicles are exclusively leased to the various French user companies. Given that these entities operations are directly controlled and that said entities are exclusively used by the Group, pursuant to IFRS 10, they are consolidated under the full consolidation method.

These companies have been granted firm buy-back commitments from the manufacturers of these motor vehicles.

•	Joint control

Companies that the Group controls jointly with a limited number of partners pursuant to a contractual agreement are consolidated by applying the equity method.

•	Significant influence

Associated companies are those over which the Group exercises significant influence regarding financial and operational policies, without exercising control. Where an investor directly or indirectly holds at least 20% of the voting rights in the company held, it is deemed to have significant influence, unless otherwise clearly shown.

Companies over which the Group exercises significant influence are accounted for under the equity method.

All of the companies in which the Group holds majority control are consolidated, without any exception.

FINANCIAL STATEMENTS

•	Acquisition of minority interests

Additional acquisitions of minority interests in entities in which the Group already holds a controlling interest will be directly taken to shareholders’ equity.

b) Change in scope of consolidation

According to IFRS 3 revised, the consideration paid (i.e. the acquisition cost) is measured at fair value of the equity shares issued and assets and liabilities transferred as at the transaction date. The acquired company’s identifiable assets and liabilities are stated at fair value as at the acquisition date. Costs directly attributable to the takeover are now posted to financial expenses.

The current versions of IFRS 10 and IAS 32 oblige groups to record any commitments to purchase minority interests under financial debt. The Group has opted to record to shareholders’ equity the difference between the discounted fair value of the stock option exercise price and the value of the minority interests posted to liabilities.

Consolidated reserves are adjusted every year for changes in the difference between the discounted fair value of the stock option exercise price and the value of the minority interests. This treatment, which would be adopted if the options were exercised currently, is the method that best reflects the substance of the transaction.

•	Jacobson Companies acquisition—Allocation of purchase price

The currently provisional purchase price allocation is as follows:

€000	Jacobson Companies
Customer relations amortised over 20 years(a)	207,298
Other non-current assets	81,187
Current assets	95,619
Current liabilities	(41,572)
Deferred tax liabilities	(67,850)
(Net debt)/ Net cash(b)	(336,147)
Total revalued net assets	(61,465)
Group share of revalued net assets acquired	(61,465)
Purchase price(c)	268,205
Goodwill	329,670

(a)	Valued by an independent appraisal.
(b)	Including €320 million payable owing to NDL Holding USA replacing the former debt owing to the previous parent company.
(c)	The purchase price includes a price addition at fair value that will be revalued at every balance sheet date. The price addition is based on a multiple of EBITDA amounting to a maximum of €60 million.

At 31 December 2014, the purchase price allocation per CGU of the identifiable assets and liabilities is currently under review and may change.

FINANCIAL STATEMENTS

•	Jacobson Companies acquisition—pro forma results

Pro forma results as if Jacobson Companies had been consolidated from 1 January 2014, i.e. including results from 1 January to 27 August 2014:

€000	31 Dec. 2014	Jacobson Activity 01 Jan. to 27 Aug. 2014 (unaudited)	12 months Pro forma Norbert Dentressangle + Jacobson 31 Dec. 2014 (unaudited)
REVENUES	4,668,846	388,725	5,057,571
EBITA	167,906	34,661	202,567
Amortisation of customer relations and negative goodwill	(11,567)	(6,703)	(18,269)
EBIT	156,339	27,959	184,298

In the period from 27 August to 31 December 2014, Jacobson Companies reported revenues of €198.8 million, operating profit before goodwill of €13.5 million and operating profit of €9.9 million.

c) Statement of cash flows

Cash flow due to acquisitions—primarily Jacobson Companies—and sales of subsidiaries breaks down as follows:

€000	31 Dec. 2014
Net cash outflow from purchases / sales of subsidiaries	(590,035)
Net cash inflow from cash belonging to subsidiaries purchased / sold	6,796
Net cash flow from purchases and sales of subsidiaries	(583,239)

d) Off-balance sheet commitments of Group companies

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Commitments given
Purchase of investments	n/a	n/a	see below
Warranties against claims	25,677	24,189	25,007

•	Commitments relating to the acquisition of shares

The pledge of the NDT SAS securities as a guarantee for the syndicated credit facilities that financed the acquisition of Christian Salvesen Ltd was released following the Group’s refinancing transactions in December 2013.

•	Warranties against claims

The Group has given liability guarantees for the sale of the Dagenham UK site.

Excess amounts: €0.1 million.

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Commitments received
Warranties against claims	137,162	40,589	31,268

FINANCIAL STATEMENTS

•	Liability guarantees received

The Group has been granted liability guarantees for the following acquisitions: TDG, Hopkinson, Daher’s Air & Sea business, Fiege’s logistics and transport businesses in Italy and Spain, eight MGF businesses and Jacobson Companies.

Liability guarantees received:

Excess amounts: €9.7 million

The guarantee cap at the end of 2014 amounted to €137.1 million (of which €40 million expires in 2018 and €92.2 million in 2020).

This cap may be increased by €20.1 million in the event of fraud.

The Group has received liability guarantees for the purchase of APC: 100% compensation on all statements (no excess, cap or time limit).

The Group has also received guarantees for the John Keells acquisition, which apply as of 31 October 2012 for three years (no excess or cap).

1.6.5.    Operating segment

In accordance with IFRS 8 “Operating Segment”, segment data below is based on management reports used by the Executive Board to review results and allocate resources to the various segments. The Executive Board is the “chief operating decision maker” as referred to under IFRS 8.

Norbert Dentressangle has four different types of company, as follows:

•	Transport operating companies, whose role is to operate a vehicle fleet and its drivers in order to transport goods in line with customer needs.

•	Logistics operating companies, whose role is to provide storage services, while also offering additional services such as order preparation, product customisation and tracing, quality control, distribution channel management and reverse logistics.

•	Air & Sea operating companies, new business launched in 2010, whose role is to provide international organisational freight forwarding services.

•	So-called services companies, whose role is to provide the operating companies with services so that they can focus on their core business. These companies include the Group’s holding company and the country holding companies which assist the Group in terms of strategy and communication.

FINANCIAL STATEMENTS

The weighting of the three Group businesses is given in the segment information below.

a) Key indicators per operating segment

M€	Transport	Logistics	Air & Sea	Elimination of inter segment transactions	Total
Revenue
31 Dec. 2012	2,038	1,783	143	(84)	3,880
31 Dec. 2013	2,014	1,950	145	(77)	4,032
31 Dec. 2014	2,188	2,359	206	(84)	4,669
Inter-segment revenue
31 Dec. 2012	(77)	(11)	(4)	8 (*)	(84)
31 Dec. 2013	(67)	(7)	(3)	—	(77)
31 Dec. 2014	(71)	(11)	(2)	—	(84)

(*)	Including revenues of UK Dagenham site, sold on 1 October 2012.

M€	Transport	Logistics	Air & Sea	Other activities	Total
EBIT
31 Dec. 2012	53.0	72.4	1.2	2.9	129.5
31 Dec. 2013	51.3	82.4	1.4	—	135.1
31 Dec. 2014	57.2	96.2	2.9	—	156.3
Operating cash flow
31 Dec. 2012	136.5	112.2	(1.5)	—	247.2
31 Dec. 2013	88.7	65.2	(4.2)	—	149.7
31 Dec. 2014	96.3	123.3	(2.9)	—	216.7

	Transport	Logistics	Air & Sea		Total
Staff
31 Dec. 2012	13,591	18,234	599		32,424
31 Dec. 2013	13,438	23,577	724		37,739
31 Dec. 2014	14,046	27,777	645		42,468
Number of motor vehicles
31 Dec. 2012	6,111	1,256	—		7,367
31 Dec. 2013	6,025	1,962	—		7,987
31 Dec. 2014	6,313	1,396	—		7,709
Number of m²
31 Dec. 2012	564	5,604	—		6,168
31 Dec. 2013	621	7,209	—		7,830
31 Dec. 2014	596	9,778	—		10,374

FINANCIAL STATEMENTS

b) Information per geographic region

M€	France	United Kingdom	United States	Spain	Other	Total
Revenue(1)
31 Dec. 2012	1,596	1,236	24	390	634	3,880
31 Dec. 2013	1,611	1,218	21	421	761	4,032
31 Dec. 2014	1,690	1,343	225	556	855	4,669
Fixed assets(2)
31 Dec. 2012	432	483	4	154	171	1,244
31 Dec. 2013	409	436	3	187	231	1,266
31 Dec. 2014	391	466	644	185	210	1,896

(1)	The “other” main countries are Belgium, Italy, Netherlands, Poland, Romania and Russia.
(2)	Goodwill, intangible and tangible fixed assets.

	France	United Kingdom	United States	Spain	Other	Total
Staff
31 Dec. 2012	12,584	12,709	46	1,174	5,911	32,424
31 Dec. 2013	12,824	14,688	39	2,942	7,246	37,739
31 Dec. 2014	12,588	14,920	4,974	2,825	7,161	42,468
Number of motor vehicles
31 Dec. 2012	4,089	1,718	—	96	1,464	7,367
31 Dec. 2013	3,863	1,702	—	98	2,324	7,987
31 Dec. 2014	3,675	1,908	383	87	1,656	7,709
Number of m²
31 Dec. 2012	2,113	2,458	—	239	1,358	6,168
31 Dec. 2013	2,142	3,456	—	554	1,678	7,830
31 Dec. 2014	2,354	1,792	3,718	663	1,847	10,374

1.6.6.    Operating data

a) Revenues

Revenue from ordinary activities is recognised where it is likely that future economic benefits will accrue to the Group and this income can be assessed reliably. Such income is assessed at the fair value of the consideration to be received.

Income from the provision of services provided is recognised as of completion of the contractually agreed assignments.

b) Operating income

•	EBIT (Earnings Before Interest and Taxes)

EBIT represents earnings before Group share of associated companies’ profits, interest and tax.

•	EBITA (Earnings Before Interest, Taxes and Amortisation)

EBITA represents earnings before amortisation and impairment of intangible assets from acquisitions, goodwill impairment and recognition of negative goodwill.

FINANCIAL STATEMENTS

•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortisation)

EBITDA is defined as operating profit before depreciation, amortisation, impairment and provisions for risks and charges. Expenses from share-based pay (see Note 1.6.7.b) are included within EBITDA.

•	Reconciliation of EBITDA with EBIT

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
EBITDA	288,132	251,460	244,826
Amortisation and depreciation charges	(121,858)	(117,047)	(121,324)
Provision charges and reversals	1,632 (1)	7,241	18,134
EBITA	167,906	141,655	141,636
Amortisation of customer relations	(12,185)	(6,525)	(6,667)
Negative goodwill and impairment of goodwill	618	—	(5,500)
EBIT	156,339	135,130	129,469

(1)	The €1,632,000 are broken down in the consolidated income statement as follows: €2,426,000 under “Other purchases and external costs”, €2,262,000 under “Other operating expenses (income)”, €(1,341,000) under “Restructuring costs” and €(1,715,000) under “Staff costs”.

c) Inventories

Inventories are stated at cost using the average weighted cost method.

At 31 December 2014, inventories stood at €19.4 million compared to €14 million at 31 December 2013 and €14.7 million at 31 December 2012. Inventories largely consist of diesel, vehicle spare parts and various consumables for the Logistics business.

d) Commodities risk

In conjunction with its Transport, Logistics and Air & Sea business, the Group is exposed to fluctuations in the oil price.

The price of fuel in Europe depends on movements in the oil price, fuel taxes and the euro/dollar exchange rate.

The 2014 fuel expense amounted to some €253 million, which breaks down into €204 million for transport and €49 million for logistics.

The bulk volumes in France (126,000 m³, or 86% of the total) are bought on a spot basis, while the remaining balance (14%), which is purchased via credit cards, was invoiced at a scale price minus the negotiated discount. In the UK, fuel is exclusively purchased based on Platt’s, both the 32,000 m3 (60% of total volumes) consumed from our own fuel stations and the 21,000 m³ (40%) bought from petrol stations with charge cards. In the rest of Europe, fuel supplies (9,000 cubic metres) are purchased mainly via credit cards in the following countries: Germany, Belgium, Spain, Italy, Luxembourg, Netherlands, Poland, Portugal and Romania.

Fuel is also consumed in the US amounting to some 10,000 cubic metres during the last four months of the year purchased at around €0.84 per litre ($3.70 per gallon).

FINANCIAL STATEMENTS

During the year, the price of diesel in France (accounting for 67% of volumes) varied by close to 14% between the beginning and end of the year. In the UK (accounting for 24% of volumes), prices varied by 11%.

However, the Group includes price adjustment clauses in the event of a change in the fuel purchase price in its transport customer contracts. These clauses are specific to each customer.

These procedures mean that virtually all fluctuations in the purchase price of fuel apart from during short-term economic fluctuations, can be passed on to customers in the sales price. However, due to the dramatic swings in the market, adjusting prices for fluctuations in fuel prices can turn out to be complex.

Furthermore, the 5 January 2006 decree forcing customers of French hauliers to pay invoices within 30 days of the invoice date, obliges them to accept the price index for movements in the fuel price.

The impact of a one euro centime increase in the fuel price at the pump would have a €2 million per year impact on the entire Transport Division’s expenses. This is only the impact on costs since the impact on earnings is less given that most of our transport services have an indexation clause for fuel, as stated above.

Given that fuel represents a major portion of production costs, the Transport Division establishes a monthly summary showing volumes consumed, actual purchase prices in relation to benchmarks (e.g. Platt’s and DIMAH), and off-site consumption per country.

For operating units, the IT system enables them to monitor consumption per vehicle and per driver.

e) Trade and other receivables

Trade receivables are current assets initially recorded at fair value and reduced thereafter by customer payments received and any impairment. The fair value of trade receivables is considered to be the face value in respect of receivables less than three months overdue.

Receivables are written down by way of an impairment provision based on risk of non-recovery. The risk is assessed per individual receivable following analysis based on receivables ageing. Impaired receivables are recognised as a loss when they are deemed to be irrecoverable.

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Trade receivables	908,010	795,593	637,198
Impairment provisions	(21,563)	(19,714)	(14,824)
Trade receivables	886,447	775,879	622,374
Tax and social security receivables	87,046	63,606	64,994
Advances and down payments	8,183	11,134	1,470
Pre-paid expenses	50,615	48,583	43,575
Other miscellaneous receivables	18,930	18,420	19,102
Other receivables	164,774	141,743	129,141
Current tax receivables	38,558	17,621	12,079

Tax and social security receivables largely relate to deductible VAT.

FINANCIAL STATEMENTS

Customer receivable bad debt provisions are broken down as follows:

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Opening	(19,714)	(14,824)	(12,726)
Provisions for the financial year	(3,860)	(6,290)	(4,762)
Reversals used	3,550	2,536	2,507
Unused reversals	1,216	808	605
Change in consolidation and reclassification	(2,645)	(2,023)	(445)
Translation adjustments	(110)	79	(3)
Closing	(21,563)	(19,714)	(14,824)

Customer receivable maturities were as follows:

€000	Total	Not matured and not impaired	Payable within 0 to 90 days	Over 90 days overdue
31 Dec. 2012	622,374	381,376	233,203	7,795
31 Dec. 2013	775,879	485,829	277,499	12,551
31 Dec. 2014	886,447	569,417	299,048	17,982

Receivables with a maturity date exceeding 90 days do not bear interest.

•	Receivables transferred and fully written off in the books

The Group did not sell any trade or non-trade receivables to third parties as at 31 December 2014 and 2013. The Group sold trade receivables valued at €20.6 million as at 31 December 2012.

f) Trade and other payables

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Trade payables	655,860	601,548	503,028
Current tax payables	11,224	11,528	11,032
Other tax payables	110,693	105,897	93,225
Other social security payables	212,400	185,503	174,624
Other current payables	78,902	60,652	30,704
Other debt	401,995	352,052	298,553

1.6.7.    Employee benefits and costs

a) Employee benefits

Employee benefits are valued in accordance with revised IAS 19.

•	Defined benefit pension plans

There are various Group retirement plans for certain employees. Retirement plans, related payments and other employee benefits classified as defined-benefit plans (plans whereby the Group undertakes to guarantee a certain amount or level of defined benefits), are recognised on the balance sheet based on an actuarial valuation of the commitments on the balance sheet date, reduced by the fair value of the related assets.

FINANCIAL STATEMENTS

This valuation is carried out by independent actuaries applying a method that takes into account forecast salaries (known as the projected unit credit method) on a case-by-case basis, relying on assumptions as to life expectancy, staff turnover, wage variations, reassessment of annuities and revision of amounts payable. The assumptions peculiar to each plan take into account local economic and demographic data.

Actuarial gains and losses from experience and/or changes in actuarial assumptions are recognised in Other comprehensive income.

The cost of past services, interest expense and administrative expenses are recognised under expenses.

Defined contribution pension plans

Payments made for plans classified as defined-contribution plans, that is, where the Group is not subject to any obligation other than payment of the contribution, are recognised as expenditure for the financial year.

•	Other long-term benefits

Other long-term benefits mainly relate to bonus plans for long-service awards, reserved for French companies forming part of the Logistics Division.

•	Description of the plans

Defined-benefit retirement and related commitments assumed by the Group’s companies are as follows:

•	retirement benefit plans (indemnités de fin de carrière) for all French companies in accordance with collective bargaining agreements in force (road transport, automobile services, knowledge-based economic sectors and cleaning companies);

•	end-of-service benefits (trattamento di fine rapporto) for Italian companies;

•	retirement plans for certain companies in UK, Ireland and the Netherlands.

The amount to be paid by the Group under defined-benefit retirement plans represents benefits paid to employees, the Group’s contributions to pension funds, subject to deduction of benefits directly paid by the said funds.

FINANCIAL STATEMENTS

•	Actuarial assumptions

The main actuarial assumptions applied for the valuation of retirement benefits are set forth herein below:

	31 Dec. 2014		31 Dec. 2013		31 Dec. 2012
In%	France	United Kingdom	France	United Kingdom	France	United Kingdom
Discount rate	2.0	3.55	3.0	4.4	3.0	4.4
Inflation rate (RPI)		2.9		3.3		2.8
Inflation rate (CPI)	1.75	2.0	2.0	2.4	2.0	1.9
Pensions growth rate		1.9 to 2.8		2.1 to 3.1		1.9 to 2.7
Salary growth rate
- Driver	2.0		3.0		3.0
- Other	1.5		2.5		2.5
Mobility rates
- Transport	6.3		6.4		6.5
- Logistics	8.4		8.7		8.9
Life expectancy tables	INSEE TD/TV		INSEE TD/TV		INSEE TD/TV
	2010-2012		2009-2011		2008-2010

In the case of France, retirement ages take into account the option for drivers to retire at the age of 57.

Discount rates are established per geographical region with reference to the interest rates of AA-rated corporate bonds.

•	Breakdown and change in invested assets

Plan assets consist of the following:

In %	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Christian Salvesen Fund
Shares and synthetic equity	5	5	1
Bonds	35	49	73
Risk Parity /Dynamic asset allocation	22	26	—
LDI	38	20	—
Other	—	—	26
TDG Fund
Equities	—	—	20
Bonds	17	10	46
Risk Parity /Dynamic asset allocation	39	43	—
LDI	41	31	—
Cash	2	—	1
Other	1	16	34

FINANCIAL STATEMENTS

•	Breakdown and change in liabilities and provisions

	31 Dec. 2014
€000	France and others	United Kingdom	Total
Provision net of surplus b/fwd	29,376	101,448	130,824

Expenditure for the financial year	2,916	5,545	8,471
Consolidation	818	—	818
Employer contributions	(1,430)	—	(1,430)
Contributions paid to the pension funds	(2,000)	(18,588)	(20,588)
Comprehensive income items	465	(36,106)	(35,641)
Translation adjustments	(2)	5,421	5,419

Provision net of surplus c/fwd	30,119	57,720	87,839

Of which provisions and pension funds in deficit	33,100	60,557	93,657

Of which pension funds in surplus	(2,957)	(2,837)	(5,794)

Cost of services provided during the year	2,188	452	2,640
Administrative costs	—	1,000	1,000
Interest costs (income)	728	4,094	4,822
Past service costs – Curtailment gain	—	—	—
Reductions and terminations	—	—	—

Expenditure for the year	2,916	5,545	8,461

Discounted value of opening commitments	41,503	953,313	994,816

Cost of services provided during the year	2,251	452	2,703
Interest costs (income)	674	42,364	43,038
Actuarial losses (gains)	302	136,832	137,134
Impact of business combinations / Sale of fund	(10,295)	—	(10,295)
Benefits paid	(1,461)	(41,582)	(43,043)
New pensioners	—	—	—
Other movements	—	—	—
Reductions and terminations	(149)	—	(149)
Change in plan and assumptions	119	—	119
Translation adjustments	(2)	71,892	71,890
Experience gains and losses	158	—	158
Reclassification of Other Provisions	—	—	—

Discounted value of closing commitments	33,100	1,163,271	1,196,371

Discounted value of opening plan assets	12,127	851,865	863,992

Actual return on plan assets	2	38,271	38,273
Actuarial losses (gains)	57	173,073	173,130
Contributions paid	1,990	17,430	19,420
Benefits paid and reductions/terminations	(106)	(41,558)	(41,664)
Impact of business combinations / Sale of fund	(11,113)	—	(11,113)
Translation adjustments	—	66,471	66,471

Discounted value of closing plan assets	2,957	1,105,551	1,108,508

FINANCIAL STATEMENTS

	31 Dec. 2013			31 Dec. 2012
€000	France and others	United Kingdom	Total	France and others	United Kingdom	Total
Provision net of surplus b/fwd	29,586	61,002	90,588	20,248	60,447	80,696

Expenditure for the financial year	(1,739)	3,602	1,863	4,882	4,243	9,125
Consolidation	2,158	—	2,158	66	—	66
Employer contributions	(1,205)	(1,829)	(3,034)	(794)	—	(794)
Contributions paid to the pension funds	—	(10,385)	(10,385)	(334)	(11,136)	(11,470)
Comprehensive income items	587	49,583	50,170	5,496	6,020	11,516
Translation adjustments	(11)	(526)	(537)	22	1,428	1,450

Provision net of surplus c/fwd	29,376	101,448	130,824	29,586	61,002	90,588

Of which provisions and pension funds in deficit	32,743	101,448	133,791	29,586	64,958	94,544

Of which pension funds in surplus	(2,967)	—	(2,967)	—	(3,955)	(3,955)

Cost of services provided during the year	1,690	840	2,530	4,323	421	4,744
Administrative costs	—	1,295	1,295	—	1,110	1,110
Interest costs (income)	733	1,467	2,200	618	2,713	3,361
Past service costs – Curtailment gain	(4,021)	—	(4,021)	—	—	—
Reductions and terminations	(141)	—	(141)	(89)	—	(89)

Expenditure for the year	(1,739)	3,602	1,863	4,882	4,243	9,125

Discounted value of opening commitments	38,676	913,594	952,270	28,204	854,054	882,258

Cost of services provided during the year	1,690	475	2,165	4,008	421	4,429
Interest costs (income)	1,080	37,770	38,850	1,395	41,559	42,954
Actuarial losses (gains)	181	57,481	57,662	3,377	33,632	37,009
Impact of business combinations / Sale of fund	—	—	—	66	—	66
Benefits paid	(1,205)	(37,156)	(38,361)	(1,079)	(35,911)	(36,990)
New pensioners	5,125	—	5,125	71	—	71
Other movements	—	—	—	—	—	—
Reductions and terminations	(119)	—	(119)	(84)	—	(84)
Change in plan and assumptions	(3,914)	(641)	(4,555)	2,696	—	2,696
Translation adjustments	(11)	(18,210)	(18,221)	22	19,840	19,862
Experience gains and losses	—	—	—	—	—	—
Reclassification of Other Provisions	—	—	—	—	—	—

Discounted value of closing commitments	41,503	953,313	994,816	38,676	913,594	952,270

Discounted value of opening plan assets	9,090	852,592	861,682	7,956	793,607	801,563

Actual return on plan assets	348	35,563	35,911	1,084	38,846	39,930
Actuarial losses (gains)	(278)	6,145	5,867	—	26,760	26,760
Contributions paid	—	10,577	10,577	329	10,852	11,181
Benefits paid et reductions/terminations	—	(35,327)	(35,327)	(279)	(35,886)	(36,165)
Impact of business combinations / Sale of fund	2,967	—	2,967	—	—	—
Translation adjustments	—	(17,684)	(17,684)	—	18,412	18,412

Discounted value of closing plan assets	12,127	851,865	863,992	9,090	852,592	861,682

FINANCIAL STATEMENTS

•	Sensitivity analysis of the liabilities

The liabilities’ sensitivity to variations in key assumptions is as follows:

Change in the liability (€m)	Sensitivity to discount rate	Sensitivity to wage growth rate
France
- 0.5%	1.2	(1.1)
- 0.25%	0.6	(0.5)
+ 0.25%	(0.6)	0.6
+ 0.5%	(1.1)	1.1

Change in the liability (€m)	Sensitivity to discount rate	Sensitivity to inflation rate (RPI)
UK
+0.1%	(14.2)	9.6

b) Share-based payments

Certain Group employees and corporate officers hold share warrants and are beneficiaries of stock options and performance-based share schemes. These transactions are stated at fair value as at grant date based on specific valuation models for each financial instrument (e.g. Black & Scholes model for options and share warrants).

The resulting cost is taken to staff expenses during the vesting period. Given that Group plans are treated as equity instruments, the counter-entry for the expense is a specific balance sheet account.

If the terms and conditions of any equity-based remuneration are amended, an expenditure is recorded for at least the amount that would have been recognised in the absence of such amendment.

An expense is also recorded to take into account the impact of changes that increase the aggregate fair value of the share-based payment agreement or that entail any other staff benefits. This is valued as at the date of the change.

No expenses are recognised for instruments that are not ultimately acquired, except for those the acquisition of which is contingent on market conditions. These are deemed to be acquired, whether or not market conditions are fulfilled, where the other performance criteria are fulfilled.

	Stock options	Warrants	Warrants	Performance- based shares		Performance- based shares		Performance- based shares
Date of Shareholders’ General Meeting	30 May 07	22 May 08	23 May 13	24 May 12		24 May 12		24 May 12
Date of Executive Board Meeting	25 July 08	15 Sept. 08	29 July 13	24 Apr. 13		23 Apr. 14		20 Oct. 14
Total number of shares to be subscribed or purchased	250,000	245,000	110,000	56,650		21,500		40,996
Corporate officers	—	175,000	110,000	1,000	(a)	1,000	(a)	—
Commencement date of exercise period of warrants or options	26 July 12	A:01 June 11 B:01 June 13	A:01 June 16 B:01 June 19
Expiry date	26 July 14	A:31 May 13 B:31 May 15	A:31 May 19 B:31 May 21

FINANCIAL STATEMENTS

	Stock options	Warrants	Warrants	Performance- based shares	Performance- based shares	Performance- based shares
Expiry of the vesting period (F: France I: International)				F:30 Apr. 16 I:30 Apr. 17	F:30 Apr. 16 I:30 Apr. 18	I:21 Oct. 18
End of lock-in period (France only)				F:30 Apr. 18	F:30 Apr. 18
Subscription or purchase price	€56.37	A: €59.52 B: €60.64	A: €59.55 B: €59.55
Warrants or options cancelled as at 31/12/2010	24,880	70,000	—	—	—	—
Warrants or options cancelled during 2011	17,100	—	—	—	—	—
Warrants or options cancelled as at 31/12/2011	41,980	70,000	—	—	—	—
Warrants or options exercised as at 31/12/2011	1,080	—	—	—	—	—
Warrants or options outstanding as at 31/12/2011	206,940	175,000	—	—	—	—
Warrants or options cancelled during 2012	14,220	60,000	—	—	—	—
Warrants or options cancelled as at 31/12/2012	56,200	130,000	—	—	—	—
Warrants or options exercised as at 31/12/2012	1,080	—	—	—	—	—
Warrants or options outstanding as at 31/12/2012	192,720	115,000	—	—	—	—
Warrants or options cancelled during 2013	2,160	55,000	—	—	—	—
Warrants or options exercised during 2013	138,620	30,000	—	—	—	—
Warrants or options cancelled as at 31/12/2013	58,360	185,000	—	—	—	—
Warrants or options exercised as at 31/12/2013	139,700	30,000	—	—	—	—
Warrants or options outstanding as at 31/12/2013	51,940	30,000	110,000	56,650	—	—
Warrants or options cancelled during 2014	1,080	—	—	4,350	—	3,333
Warrants or options exercised during 2014	50,860	30,000	—	—	—	—
Warrants or options cancelled as at 31/12/2014	59,440	185,000	—	4,350	—	3,333
Warrants or options exercised as at 31/12/2014	190,560	60,000	—	—	—	—
Warrants or options outstanding as at 31/12/2014	—	—	110,000	52,300	21,500	37,663

(a)	Granted to Mr Ludovic Oster prior to his November 2014 appointment to the Norbert Dentressangle SA Executive Board.

FINANCIAL STATEMENTS

Following the approval granted by the General Meeting of 20 May 2010 in its Twenty-Second Resolution, the performance conditions attached to the stock warrants awarded by the General Meeting of 22 May 2008 in its Sixteenth Resolution were cancelled.

The main parameters of the financial instruments’ 2014 valuation models were as follows:

	Performance- based shares	Performance- based shares
Date of Executive Board meeting	23 Apr. 14	20 Oct. 14
Legal date of allotment	01 May 14	20 Oct. 14
Performance share valuation
Share price as at legal date of allotment	123.60	101
Dividend non-payment discount	2%/year	2%/year
Illiquidity / unsaleability discount	10%/year	n/a

All the employee benefits give rise to a charge against net assets of €1,715,000 in 2014 compared to €719,000 in 2013.

c) Officers and directors’ remuneration (Related parties)

•	Gross remuneration awarded to managerial bodies

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Nature of expense
Short-term staff benefits	2,525	2,078	2,905
Post-employment benefits	—	—	—
Other long-term benefits	—	—	—
Termination benefits	—	—	—
Staff benefits in respect of stock options, share warrants and performance-based shares	377	277	167
Attendance fees	295	233	221

•	Remuneration awarded to officers and directors in the form of shares

	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Subscriptions during the financial period
Warrants	—	110,000	—
Performance-based shares(a)	1,000	1,000	—
Exercised during the year
Warrants	(30,000)	(30,000)	—
Performance-based shares	—	—	—
Cancellations during the financial year
Warrants	—	(55,000)	(60,000)
Performance-based shares	—	—	—
Held at year end
Warrants	110,000	140,000	115,000
Performance-based shares	2,000	1,000	—

(a)	Granted to Mr Ludovic Oster prior to his November 2014 appointment to the Norbert Dentressangle SA Executive Board.

FINANCIAL STATEMENTS

Neither Group employees nor management are entitled to any other benefit. There are no supplementary defined-benefit salary-based pensions for officers and directors.

d) Employment competitiveness tax credit

The third amendment to the French 2012 Finance Act introduced an Employment competitiveness tax credit (“CICE”) representing a 4% tax credit (offset against tax due or repaid after three years) on salaries lower or equal to 2.5 times the French minimum wage, paid over beginning 1 January 2013; the rate was increased to 6% as from 1 January 2014. The Group has decided to account for CICE income as a deduction from staff costs. 2014 CICE income amounted to €18.9 million.

e) Off-balance sheet staff commitments

	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Commitments given
Contribution to UK and Ireland defined benefit pension schemes (€000)	126,903	137,917	91,900
Individual Training Rights expressed in number of hours	1,193,410	1,196,714	1,174,549

Expenses incurred in respect of Individual Training Rights (Droit Individuel à la Formation) are recorded as expenditure for the financial year and do not entail any provision, except where such expenses can be deemed to constitute remuneration for past service and where the obligation assumed vis-à-vis the employee is likely or firm.

Undiscounted liability to pay UK defined benefit pension scheme contributions as at 31 December 2014.

€000
1 year	14,255
1 to 5 years	62,281
Over 5 years	50,367
Total	126,903

1.6.8.    Tangible and intangible fixed assets

a) Goodwill

Goodwill is valued at cost – such cost being the excess of the investment in consolidated companies over the acquiring entity’s interest in the net fair value of assets, liabilities and identifiable and contingent liabilities.

Goodwill has an unlimited useful life. Goodwill is subject to impairment tests at least once per annum, or more frequently where events or changes in circumstances indicate impairment of the relevant CGUs. Any impairment recorded is irreversible.

Goodwill for companies accounted for under the equity method is recorded as “Investments in associated companies”.

FINANCIAL STATEMENTS

Change in net book value (€000)	Air & Sea	Transport	Logistics	Jacobson	Total
Net value as at 31 Dec. 2011	41,298	235,658	274,908	—	551,863

Variation in goodwill for 2012	761	(5,075)	1,320	—	(2,994)
Impairment for 2012	—	(5,500)	—	—	(5,500)
Foreign-exchange differences	256	1,866	3,957	—	6,079

Net value as at 31 Dec. 2012	42,314	226,949	280,185	—	549,447

Variation in goodwill for 2013	27,931	—	28,730	—	56,661
Impairment for 2013
Foreign-exchange differences	(873)	(1,575)	(3,710)	—	(6,158)

Net value as at 31 Dec. 2013	69,372	225,374	305,205	—	599,951

Variation in goodwill for 2014	81	987	437	329,670	331,175
Impairment for 2014
Foreign-exchange differences	(4,846)	5,188	12,070	31,541	43,953

Net value as at 31 Dec. 2014	64,607	231,549	317,712	361,211	975,079

Of which impairment	—	(5,500)	—	—	(5,500)

Goodwill breakdown per CGU (€000)	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Logistics France	42,131	41,694	41,694
Logistics UK	184,342	172,268	175,969
Logistics Italy	38,131	38,131	8,316
Logistics Spain	32,266	32,266	32,266
Logistics Benelux	19,352	19,352	20,437
Logistics Other countries	1,490	1,494	1,503
Transport & Distribution UK	84,290	78,112	79,685
Transport France	8,461	8,360	8,360
Distribution France	91,044	91,044	91,044
Transport & Distribution Iberica	47,308	47,308	47,308
Transport Other countries	446	550	552
Air & Sea	64,607	69,372	42,314
Jacobson US	361,211	—	—
Total	975,079	599,951	549,447

The changes in value between the two financial years are primarily the result of:

•	the acquisition of the Jacobson Companies’ operations in the United States, which resulted in the recording of goodwill amounting to €361.2 million;

•	the acquisition of Hopkinson Transport company in the United Kingdom, which resulted in the recording of goodwill amounting to €1 million.

At 31 December 2014, the purchase price allocation of Jacobson Companies’ identifiable assets and liabilities is currently under review and may change.

FINANCIAL STATEMENTS

b) Other intangible fixed assets

•	Customer relations

Customer relations identified during the Christian Salvesen, TDG and Jacobson acquisitions, pursuant to IFRS 3 and IAS 38, are valued based on the margin generated on forecast revenues and the return on capital employed, over a period estimated in relation to actual customer attrition rates.

Such assets are amortised over 11 to 20 years under the straight line method.

Specific customer contracts with unlimited terms are not amortised but are subject to impairment tests at least once a year or more often if events or changing circumstances point to impairment.

•	Software

There are two types of capitalised in-house software development costs as follows:

•	external costs (licences, use of specialist consultants, etc.); and

•	direct costs of employees involved in the project design, set-up and delivery phases.

Software is subject to straight line depreciation over 12 to 60 months.

€000	Concessions, patents, licences	Other intangible fixed assets	Total
Gross values
Value as at 31 December 2011	37,659	128,881	166,540
Acquisitions	4,107	79	4,186
Disposals	(3,668)	(5,085)	(8,753)
Translation adjustments	195	2,153	2,348
Change in consolidation and reclassification	1,027	4,369	5,396

Value as at 31 December 2012	39,322	130,396	169,718

Acquisitions	3,694	2,783	6,477
Disposals	(647)	(2)	(649)
Translation adjustments	(140)	(1,976)	(2,116)
Change in consolidation and reclassification	5,671	26,097	31,768

Value as at 31 December 2013	47,900	157,298	205,198

Acquisitions	5,024	413	5,437
Disposals	(223)	—	(223)
Translation adjustments	514	26,284	26,798
Change in consolidation and reclassification	94	205,316	205,410

Value as at 31 December 2014	53,309	389,311	442,620

Amortisation and depreciation
Value as at 31 December 2011	(32,651)	(19,282)	(51,933)
Charge	(3,851)	(7,002)	(10,853)
Write-back	3,641	152	3,793
Translation adjustments	(157)	(337)	(494)
Change in consolidation and reclassification	47	562	609

Value as at 31 December 2012	(32,971)	(25,907)	(58,878)

FINANCIAL STATEMENTS

€000	Concessions, patents, licences	Other intangible fixed assets	Total
Charge	(4,010)	(6,833)	(10,843)
Write-back	614	2	616
Translation adjustments	86	366	452
Change in consolidation and reclassification	(3,908)	491	(3,417)

Value as at 31 December 2013	(40,189)	(31,881)	(72,070)

Charge	(4,415)	(14,490)	(18,905)
Write-back	222	—	222
Translation adjustments	(376)	(2,341)	(2,717)
Change in consolidation and reclassification	(166)	2,000	1,834

Value as at 31 December 2014	(44,924)	(46,712)	(91,636)

Net value as at 31 December 2012	6,351	104,488	110,840

Net value as at 31 December 2013	7,711	125,417	133,128

Net value as at 31 December 2014	8,385	342,599	350,984

Customer relations and the contract with an unlimited term amounting in total to €342.3 million at 31 December 2014, compared to €125.2 million at 31 December 2013 and to €104.3 million at 31 December 2012, which were recognised for purposes of the different acquisitions, are posted to “Other intangible fixed assets”.

Customer relations with fixed terms amount to €291 million and unlimited terms €51.3 million.

Impairment of customer relations is reviewed as part of the long term assets impairment test (see Note 1.6.8.e) that did not reveal any loss in value.

c) Tangible fixed assets

•	Carriage equipment

Carriage equipment is initially recorded at cost. Each year, the Group reviews market conditions and the buy-back terms agreed with its suppliers. These terms depend on the year of purchase and type of vehicle (tractor, semi trailer and truck tractor).

Based on the said criteria, the Group projects the estimated useful life of the vehicles on a straight line basis and a depreciation period is thus obtained. Thus, vehicles are currently depreciated on a straight line basis over a period of 66 to 152 months.

•	Other tangible fixed assets

Investments in tangible fixed assets are initially recorded at purchase cost.

Depreciation is calculated on a straight line basis over the estimated useful life of the various categories of fixed assets.

FINANCIAL STATEMENTS

The main expected useful lives of assets are the following:

•	Buildings: straight line over a period of 15 to 40 years;

•	Building fixtures and fittings: straight line over 10 years;

•	Plant, machinery and equipment: straight line over 5 years;

•	Other tangible fixed assets: straight line over 3 to 10 years.

Residual values of fixed assets are reviewed annually. Impairment tests are carried out where benchmarks are available (market value in the case of real estate).

€000	Land and building fixtures	Buildings	Equipment, plant and machinery	Carriage equipment	Other tangible fixed assets	Advances and down payments	Total
Gross values
Value as at 31 December 2011	66,475	155,157	140,212	584,778	132,223	7,704	1,086,549

Acquisitions	147	3,258	19,777	82,937	22,161	1,065	129,345
Disposals	(14,445)	(6,382)	(20,020)	(124,812)	(8,037)	(171)	(173,867)
Translation adjustments	827	1,085	1,393	5,032	656	57	9,050
Change in consolidation and reclassification	192	(13)	(197)	2,112	49	(4,542)	(2,399)

Value as at 31 December 2012	53,196	153,105	141,165	550,047	147,052	4,112	1,048,678

Acquisitions	9	2,612	16,513	86,170	20,359	11,240	136,903
Disposals	(17,180)	(21,000)	(11,003)	(108,635)	(11,709)	(35)	(169,562)
Translation adjustments	(806)	(1,229)	(1,212)	(2,370)	(508)	34	(6,091)
Change in consolidation and reclassification	1	1,403	12,594	7,194	12,314	(4,701)	28,805

Value as at 31 December 2013	35,220	134,891	158,057	532,406	167,508	10,650	1,038,732

Acquisitions	3,420	20,317	23,566	53,653	16,891	21,107	138,956
Disposals	(2,651)	(8,628)	(14,865)	(76,141)	(4,201)	(3)	(106,489)
Translation adjustments	480	4,523	6,095	6,013	3,004	132	20,247
Change in consolidation and reclassification	19	43,748	65,328	37,317	(38,779)	(8,724)	98,908

Value as at 31 December 2014	36,490	194,851	238,181	553,247	144,427	23,167	1,190,363

Amortisation and impairment
Value as at 31 December 2011	(856)	(70,803)	(66,582)	(206,272)	(98,049)	—	(442,562)

Charges	(59)	(10,256)	(19,705)	(71,626)	(15,723)	—	(117,369)
Write-back	81	2,641	9,458	76,812	7,135	—	96,127
Translation adjustments		(62)	(361)	(1,389)	(433)	—	(2,225)
Change in consolidation and reclassification	(201)	120	295	582	219	—	1,025

Value as at 31 December 2012	(1,034)	(78,359)	(76,894)	(201,864)	(106,851)	—	(465,002)

Charges	(69)	(8,558)	(18,684)	(68,034)	(18,264)	—	(113,609)
Write-back	—	7,355	9,730	62,816	10,609	—	90,510
Translation adjustments	—	159	375	769	282	—	1,585
Change in consolidation and reclassification	—	211	(9,152)	(2,179)	(8,247)	—	(19,367)

Value as at 31 December 2013	(1,103)	(79,193)	(94,626)	(208,492)	(122,470)	—	(505,883)

FINANCIAL STATEMENTS

€000	Land and building fixtures	Buildings	Equipment, plant and machinery	Carriage equipment	Other tangible fixed assets	Advances and down payments	Total
Charges	(66)	(12,276)	(25,289)	(65,037)	(14,427)	—	(117,095)
Write-back	17	5,736	9,154	45,678	3,537	—	64,122
Translation adjustments	(3)	(1,834)	(3,073)	(2,419)	(2,026)	—	(9,355)
Change in consolidation and reclassification	(15)	(27,675)	(37,756)	(15,339)	28,796	—	(51,988)

Value as at 31 December 2014	(1,169)	(115,242)	(151,589)	(245,608)	(106,592)	—	(620,200)

Net value as at 31 December 2012	52,162	74,746	64,271	348,183	40,202	4,112	583,676

Net value as at 31 December 2013	34,117	55,698	63,431	323,914	45,038	10,650	532,849

Net value as at 31 December 2014	35,321	79,609	86,592	307,639	37,835	23,167	570,162

d) Lease contracts

•	Finance leases

Finance leases transfer virtually all risks and benefits of ownership to the lessee, and comply with the main indications referred to in IAS 17, which are as follows:

•	an option to transfer ownership upon expiry of the lease, the terms and conditions of such option being such that, as at the date of execution of the contract, there appears to be a high probability of transfer of ownership;

•	the term of the lease spans most of the useful life of the asset under the lessee’s conditions of use; and

•	the present value of minimum lease payments is comparable to the fair value of the leased asset upon execution of the lease.

The Group records its finance lease contracts as assets in its balance sheet as of the effective date of the lease. Fixed assets purchased under finance leases are depreciated over the same periods as those described hereinabove where the Group expects to obtain title to the asset upon expiry of the lease. Otherwise, the asset is depreciated over the shorter of the useful life of the asset and the term of the lease.

The Group must occasionally carry out sale and leaseback transactions in respect of certain assets. In accordance with IAS 17, the accounting treatment of these transactions depends inter alia on the following:

•	Subsequent classification of the lease entered into (operating lease or finance lease);

•	Terms of sale of the asset previously held (arm’s length selling price).

•	Operating leases

Contracts characterised as operating leases are not subject to restatement. Operating leases are recorded as expenditure, in most cases on a straight line basis until expiry of the contract. Future lease instalments are disclosed under paragraph 1.6.8.f) Off-balance sheet commitments.

FINANCIAL STATEMENTS

Tangible assets held under finance leases break down as follows:

	Gross values			Amortisation and impairment
€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Land and building fixtures	4,830	6,539	6,539	—	—	—
Buildings	12,640	19,245	26,580	(6,282)	(8,831)	(10,554)
Equipment, plant and machinery	1,989	1,985	2,572	(1,606)	(1,331)	(1,449)
Carriage equipment	55,633	44,930	30,025	(18,556)	(11,667)	(11,582)

Total	75,092	72,699	65,716	(26,444)	(21,829)	(23,585)

e) Impairment tests

•	Long-term assets

Pursuant to IAS 36—Asset Impairment, the Group values long-term assets under the following procedure:

•	for depreciated intangible and tangible fixed assets, at each closing date the Group considers whether there are any indications of impairment on fixed assets. Such indications are identified based on external or internal criteria. If applicable, an impairment test is carried out by comparing the net book value with the recoverable value, which is the higher of the following two values: sales price less selling costs or value in use;

•	for non amortised intangible assets and goodwill, an impairment test on each CGU is carried out at least once a year or when an indication of impairment has been identified. Goodwill impairment for individual companies is attributed to the CGU of the business to which they belong.

The value in use is based on the discounted value of estimated cash flows arising from the use of the assets. The future estimated cash flows are based on the 5-year business plan prepared and approved by management plus a terminal value based on usual discounted cash flows applying a growth rate to infinity. Key assumptions applied in the business plan are based on the CGUs’ current profit margins, potential for margin improvements in relation to the underlying margins of the division’s other CGUs and growth outlook on their market. The discount rate used corresponds to the company’s weighted average cost of capital per geographical region.

•	Investments in associated companies

Impairment tests on the value of investments in associated companies are carried out once there is an indication of impairment. The main indications of impairment include a material adverse change on the associated company’s markets or a prolonged material reduction in said company’s listed share price.

Impairment tests are carried out in accordance with IAS 28 and IAS 36, by comparing the book value of the investment in the associated company and the Group’s share of the present value of estimated future cash flows forecast by the associated company. If the recoverable value is lower than the book value, the loss in value is deducted from the investment in the related associated company.

FINANCIAL STATEMENTS

•	Assumptions

The main assumptions applied for valuation of the impairments tests are as follows:

Weighted average cost of capital per CGU	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Logistics France	7.6%	7.9%	7.2%
Logistics UK	7.8%	8.1%	7.2%
Logistics Italy	8.8%	9.1%	8.8%
Logistics other countries	9.2%	9.5%	8.3%
Logistics Spain	8.7%	9.0%	8.9%
Logistics Benelux	7.7%	8.0%	7.4%
Transport & Distribution UK	7.8%	8.1%	7.2%
Transport France	7.6%	7.9%	7.2%
Distribution France	7.6%	7.9%	7.2%
Transport & Distribution Spain	8.7%	9.0%	8.9%
Transport other countries	9.2%	9.5%	8.3%
Air & Sea	8.1%	8.4%	7.9%
Jacobson US	7.6%

The long-term growth rate used for all the CGUs was 2.2%, as in 2013.

Impairment tests were performed on all the CGUs in 2014. These tests did not result in any impairment.

•	Sensitivity

The following sensitivity tests were performed:

•	0.5% reduction in the long-term growth rate (i.e. 1.7% rather than 2.2%),

•	0.5% increase in the weighted average cost of capital,

•	5% reduction in revenues,

•	5% reduction in EBIT.

The value in use of all the CGUs remained above their net book value.

f) Fixed asset and leasing off-balance sheet commitments

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Commitments given
Real estate rent instalments	1,118,808	966,768	680,113
Vehicle lease instalments	211,423	204,018	135,946

Rent instalment commitments relate to rent that falls due between 1 January 2015 and the earliest legally permissible lease cancellation date.

FINANCIAL STATEMENTS

They are payable as follows:

In €000	Real estate rent	Vehicle lease instalments
1 year	222,194	61,098
1 to 5 years	555,932	136,751
Over 5 years	340,682	13,574

Total	1,118,808	211,423

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Commitments received
Real estate rent instalments	4,522	6,263	682
Manufacturers’ return commitment	173,323	159,774	171,410

1.6.9.    Provisions for risks and charges and contingent liabilities

a) Provisions

•	General principle

A provision is booked when:

•	The Group has a current legal or implicit liability arising from a past event;

•	It is probable that an outflow of resources will be required to meet the liability;

•	The value of the liability can be reliably estimated.

Provisions are estimated based on the most likely outcomes. The effect of such discounting is recognised as operating income where applicable.

•	Specific terms

The own insurance provisions for occurrences of risk are valued with reference to the claims notified as at the balance sheet date of the financial statements and to claims incurred but not notified.

Provision for rehabilitation of buildings is set aside during the use of the buildings leased under operating leases from third parties and is designed to cover potential expenses due to their rehabilitation.

The UK IBNR provision covers the estimated cost of claims for compensation following a third party loss largely relating to vehicles and employer’s civil liability. This provision comprises the deductible borne by the company and the value of uninsured external claims. While claims for compensation fall due in less than one year, management forecast that the average duration of these provisions exceeds five years given the time taken for claims and potential court actions.

Provisions for restructuring are recognised in accordance with IAS 37 as follows:

•	provided there is a detailed formal plan, identifying at least:

•	the relevant business or part of business; the location;

•	the position and approximate number of the employees who are to be compensated;

FINANCIAL STATEMENTS

•	expenditures to be incurred;

•	the date of implementation of the plan; and

•	whether the enterprise has raised in those affected a valid expectation, that it will carry out implementation in connection with the restructuring.

€000	Occurrences of risk	Employee and tax disputes	Employee benefits	Other provisions	Total
Value as at 31 December 2011	20,225	11,326	96,737	66,537	194,826

Provisions	5,040	1,977	9,125	12,395	28,537
Reversals used	(5,719)	(3,900)	(11,265)	(14,230)	(35,114)
Non-allocated reversals	(3,013)	(875)	—	(16,923)	(20,811)
Changes in consolidation	—	(53)	67	1,077	1,091
Other items of comprehensive income	—	—	(2,027)	—	(2,027)
Reclassification	168	1,629	—	(1,694)	103
Translation differences	392	(29)	1,907	658	2,928

Value as at 31 December 2012	17,093	10,075	94,544	47,820	169,532

Provisions	4,976	3,437	1,863	9,359	19,635
Reversals used	(4,239)	(3,147)	(13,418)	(7,503)	(28,307)
Non-allocated reversals	(2,758)	(1,318)	—	(4,779)	(8,855)
Changes in consolidation	(1)	3,446	5,125	6,410	14,980
Other items of comprehensive income	—	—	50,170	—	50,170
Reclassification	72	(352)	(3,801)	(193)	(4,271)
Translation differences	(286)	(63)	(691)	(656)	(1,696)

Value as at 31 December 2013	14,858	12,080	133,792	50,460	211,188

Provisions	4,728	2,019	8,525	15,741	31,013
Reversals used	(4,240)	(5,719)	(21,521)	(10,880)	(42,360)
Non-allocated reversals	(2,440)	(770)	(1)	(6,655)	(9,866)
Changes in consolidation	1	310	571	300	1,182
Other items of comprehensive income	—	—	(32,895)	—	(32,895)
Reclassification	32	222	(329)	(1,979)	(2,054)
Translation differences	539	92	5,515	1,306	7,452

Value as at 31 December 2014	13,478	8,234	93,657	48,291	163,660

For the year ended 31 December 2014, employee benefits specifically included the employee benefits for British former employees of Christian Salvesen and TDG, which amounted to €60.6 million, compared with €101.4 million at 31 December 2013 (cf. Note 1.6.7.a).

The balance of the “other provisions” amounting to €48.3 million as at 31 December 2014 breaks down as follows:

•	€16.9 million of provisions for dilapidation costs on operating leases,

•	€3.4 million of provisions for onerous leases,

•	€5.1 million relating to business litigation,

FINANCIAL STATEMENTS

•	€5.5 million relating to restructuring provisions,

•	€13.3 million relating to labour-related risks and tax risks,

•	€4 million relating to various non-material provisions.

The provision for claims includes a UK IBNR provision of €7.6 million as at 31 December 2014 compared to €8.4 million as at 31 December 2013.

b) Contingent liabilities

In contrast to the above definition of a provision, a contingent liability is:

•	A potential future liability resulting from a past event that will only crystallize if a future uncertain event that is not under the Group’s complete control occurs; or

•	An existing liability from a past event for which either the liability’s amount cannot be reliably estimated, or it is not likely that an outflow of resources will be required to meet the liability.

The Group has contingent liabilities in relation to litigation or arbitration proceedings arising in the normal course of business. Management conducted a review of all known or pending disputes at the balance sheet date and, after consulting outside counsel, any necessary provisions were set aside to cover the estimated risks involved.

•	ND Distribution

In July 2014, ND Distribution (formerly “Darfeuille Services”, a subsidiary of Christian Salvesen acquired by public tender offer in December 2007) received notification from the French anti-trust authorities relating to alleged anti-competitive practices of companies in the parcel express delivery.

Most French companies in this market have also received complaints covering several past years.

The investigation focuses on the role played by an industry syndicate, where the participants are said to have exploited the syndicate’s “Express delivery Business Advisory” meetings so as to align their sales practices and especially prices.

The anti-trust authorities are reviewing the period from June 2007 to March 2008, which straddles the Group’s effective takeover of ND Distribution. The investigations team of the French Anti-trust Authority has notified to the parties (including Norbert Dentressangle Distribution) the “Rapport” in April 2015. This “Rapport” contains interim conclusions (without financial fines) and certain arguments for rejecting the defense raised by Norbert Dentressangle for rejecting the complaints notification. During the coming weeks, Norbert Dentressangle shall disclose further arguments and evidences for claiming the reject of the interim conclusions of the “Rapport”. Before coming to a decision, the French Anti-trust Authority shall schedule the hearing end of 2015 or beginning of 2016.

The position of the Group remains not to accrue any amount with respects to this litigation, primarily because the Group does not operate in the market subject to the complaint (express parcel delivery).

FINANCIAL STATEMENTS

•	Risk of international transport sub-contracting requirements changing in Europe

So as to continue serving our customers in line with our commitment to be a leading supplier, a few years ago the Group decided to adapt its offering to the new conditions of Transport market. The Group has developed Transport subsidiaries to Norbert Dentressangle brand and quality standards everywhere in Europe including Poland and Romania. Our Polish and Romanian transport subsidiaries now earn half their revenues from their own domestic and international customers. They also act as sub-contractors on international transport operations for Transport agencies in Western Europe, including France.

This decision has safeguarded and boosted our commercial standing vis-à-vis our customers and has enabled the Group to continue investing and protecting employment in France.

The authorities have conductded a two-year preliminary enquiry into the way the Group organises international transport sub-contracting operations. The enquiry will conclude in 2015 by a hearing in front of the Valence magistrate’s court.

The core issue is as follows: is the way the Group’s French agencies sub-contract transport operations to the Group’s other international transport agencies, in the case of Central Europe and Portugal, akin to hidden provision of labour rather than a service? The Group firmly believes the answer is no. The Group complies with all transport and employment regulations as it plans to demonstrate.

In conjunction with this litigation, three French companies that use such integrated sub-contracting services have been notified by URSSAF (French social security organisation) of charges totalling €33 million.

As we had requested, before any in-depth review of the case, the Court pronounced on May 5th 2015 that the proceedings followed during the preliminary inquiry phase preceding the Court hearings were not proper and compliant. It judged that the arguments for dismissal put forward by Norbert Dentressangle were well founded. Consequently, most items resulting from the preliminary investigation were dismissed. Following this decision, the review of the remaining documentation in the case was scheduled for 7 March 2016.

Pending the final ruling, in view of the Group’s strong defense that is reinforced by this recent decision, Company management has decided not to accrue any amounts for this litigation in the financial statements.

1.6.10.    Debt and financial instruments

a) Financial assets and liabilities

Financial assets and liabilities primarily comprise the following:

•	Bank loans and bonds, bank overdrafts and finance lease payables, which combined with cash and cash equivalents, make up net debt (see Note 1.6.10.a.2);

•	Loans receivable and other long-term financial assets (see Note 1.6.10.a.4);

•	Derivatives (see Note 1.6.10.a.3);

•	Other current and non-current financial assets and liabilities (see Note 1.6.10.a.1);

FINANCIAL STATEMENTS

a.1) Value of financial assets and liabilities

€000	Book value	Assets or liabilities measured at fair value through income	Assets or liabilities measured at fair value through equity	Assets held for sale	Loans and receivables	Assets or liabilities measured at amortised cost	Derivatives
31 December 2012
Non-current assets	45,896	21,369	—	250	24,277	—	—
Trade receivables	622,374	—	—	—	622,374	—	—
Other receivables	141,220	—	—	—	141,220	—	—
Cash and cash equivalents	255,877	255,877	—	—	—	—	—

Total financial assets	1,065,367	277,246	—	250	787,871	—	—

Financial debt	735,602	—	—	—	—	735,602	—
Overdrafts	8,837	8,837	—	—	—	—	—
Other current borrowings	20,506	—	4,854	—	—	6,955	8,697
Trade payables	503,028	—	—	—	—	503,028	—
Current tax liabilities	11,032	—	—	—	—	11,032	—
Other debts	301,069	—	—	—	—	301,069	—
Other current borrowings	16,726	—	—	—	—	2,600	14,126

Total borrowings	1,596,801	8,837	4,854	—	—	1,560,286	22,823

31 December 2013
Non-current assets	33,146	—	—	87	33,058	—	—
Trade receivables	775,879	—	—	—	775,879	—	—
Other receivables	159,365	—	—	—	159,365	—	—
Cash and cash equivalents	396,622	396,622	—	—	—	—	—

Total financial assets	1,365,012	396,622	—	87	968,302	—	—

Financial debt	845,391	—	—	—	—	845,391	—
Overdrafts	7,200	7,200	—	—	—	—	—
Other current borrowings	17,451	—	5,496	—	—	5,918	6,037
Trade payables	601,548	—	—	—	—	601,548	—
Current tax liabilities	11,528	—	—	—	—	11,528	—
Other debts	354,579	—	—	—	—	354,579	—
Other current borrowings	9,330	—	—	—	—	2,571	6,759

Total borrowings	1,847,027	7,200	5,496	—	—	1,821,445	12,796

31 December 2014
Non-current financial assets	55,841	—	—	85	55,756	—	—
Trade receivables	886,447	—	—	—	886,447	—	—
Other receivables	222,110	—	—	—	222,110	—	—
Cash and cash equivalents	209,085	209,085	—	—	—	—	—

Total financial assets	1,354,705	209,085	—	85	1,145,535	—	—

Financial debt	1,211,635	—	—	—	—	1,211,635	—
Overdrafts	14,520	14,520	—	—	—	—	—
Other non-current borrowings	25,569	—	5,038	—	—	14,841	5,690
Trade payables	655,860	—	—	—	—	655,860	—
Current tax liabilities	11,224	—	—	—	—	11,224	—
Other debts	401,995	—	—	—	—	401,995	—
Other current borrowings	36,213	—	—	—	—	28,025	8,188

Total financial borrowings	2,357,016	14,520	5,038	—	—	2,323,580	13,878

FINANCIAL STATEMENTS

The fair value of short term investments comprising marketable securities is based on the market price (level 1: reference to an active market).

The fair value of an agreement is the arm’s length consideration. On the date of the transaction, it generally represents the transaction price. Computation of fair value is then based on verifiable market data that provide the most reliable assessment of the fair value of a financial instrument.

The fair value of interest rate swap contracts is determined using the present value of estimated future cash flows (level 2: valuation based on observable data).

IFRS 13 (“Fair Value Measurement”), which is applicable at the latest to accounting periods beginning on or after 1 January 2013, determines the principles for fair-value measurement; these principles apply to both initial and subsequent measurements. One of the accounting provisions of this standard requires counterparty risk to be taken into account in the revaluation of financial hedging instruments. This risk has been considered as non-material given the nature of Norbert Dentressangle’s asset and liability financial instruments, and the non-material amount represented by the value of these contracts in view of the balance sheet total, in view of financial liabilities and assets and in view of the Group’s main financial partners, which are top-tier banks with a high credit rating.

The fair value of trade payables and receivables is the book value in the balance sheet, as the impact of discounted future cash flows is not material.

a.2) Net debt

•	Loans and borrowing costs

Upon initial recognition, bond loans and other debt are recorded at fair value, against which transaction costs directly attributable to the issue of the liability are set off.

The fair value generally corresponds to the cash collected.

After initial recognition, loans are recorded on the basis of the amortised cost by applying the effective interest method.

Loan issue costs are taken into account when computing amortised cost by applying the effective interest method, and are therefore recorded as income on a discounted basis over the term of the liability.

•	Finance lease liabilities

The finance lease liability initially recorded is the lower of the fair value of the capitalised asset and the discounted present value of the minimum lease payments.

Thereafter, finance lease instalments are broken down between interest and reduction of the outstanding liability, so as to obtain a constant periodic interest rate on the remaining balance of the liability. The interest costs are directly recorded in the income statement.

•	Cash and cash equivalents

Cash corresponds to bank account balances (credit balances and overdrafts) and cash in hand.

Cash equivalents are short-term and highly liquid investments that can be rapidly converted into a known amount of cash and are not exposed to a material risk of loss in value. They largely comprise fixed term accounts.

FINANCIAL STATEMENTS

They are classified in the balance sheet as “Cash and cash equivalents” assets and as “Bank overdrafts” liabilities.

Cash and cash equivalents presented in the cash flow statement comprise the cash and cash equivalents as defined hereinabove.

€000				Maturity dates
	31 Dec. 2012	31 Dec. 2013	31 Dec. 2014	Less than 1 year	1 to 5 years	More than 5 years
Non-current
Long-term borrowings	563,394	713,181	1,022,121	—	860,308	161,813
Finance leases	15,728	28,664	28,526	—	28,242	282
Other miscellaneous financial liabilities	1,946	1,039	—	—	—	—

Total non-current	581,068	742,884	1,050,647	—	888,550	162,095

Current
Short-term borrowings	147,553	94,454	151,557	151,557	—	—
Finance leases	6,101	7,628	9,431	9,431	—	—
Other miscellaneous financial liabilities	879	425	—	—	—	—

Total current	154,534	102,507	160,988	160,988	—	—

Total gross debt	735,602	845,391	1,211,635	160,988	888,550	162,095

Cash equivalents	(63,177)	(197,638)	(28,008)	(28,008)	—	—
Cash	(192,700)	(198,984)	(181,070)	(181,070)	—	—
Cash and cash equivalents	(255,877)	(396,622)	(209,077)	(209,077)	—	—
Bank overdrafts	8,837	7,200	14,520	14,520	—	—

Total net cash	(247,040)	(389,422)	(194,557)	(194,557)	—	—

Total net debt	488,562	455,969	1,017,078	(33,569)	888,550	162,095

The aged balances are valued based on exchange rates at 31 December 2014.

FINANCIAL STATEMENTS

Breakdown of borrowings by currency and interest rate		Currency	Interest rates	€000
Loan		EUR	Euribor 1 month	74,623
Loan		EUR	Euribor 3 months	288,330
Loan		EUR	Euribor 6 months	493
Bond loan		EUR	Fixed rate	233,778
Loan		GBP	UK BBR	1,924
Loan		GBP	Libor 1 month	177,513
Loan		GBP	Libor 3 months	23,302
Loan		USD	Libor 1 month	82,366
Loan		USD	Libor 3 months	271,742
Loan		USD	Fixed rate	19,149
Finance leases		GBP	UK BBR	6,818
Finance leases		EUR	Euribor 1 month	14,961
Finance leases		EUR	Euribor 3 months	1,557
Finance leases		GBP	Libor 1 month	14,190
Finance leases		GBP	Libor 3 months	431
Other debt		EUR	Fixed rate	219
Other debt		Other currencies	Variable rate	239

Balance before hedges				1,211,635

	of which		Fixed rate	253,146
	of which		Variable rate	958,489
Interest rate hedges		EUR		240,000
		GBP		142,722
		USD		164,731
Balance after hedges
			Fixed rate	800,599
			Variable rate	411,036

At 31 December 2014, 79% of gross borrowings (bonds and bank loans) were indexed to floating rates and 21% to fixed rates, compared with 72% and 28% respectively at 31 December in 2013.

All loans are denominated in euros, with the exception of GBP loans amounting to €224,178,000, which is equivalent to £174,612,000 (€206,241,000 equivalent to £171,943,000 in 2013) and USD loans amounting to €373,257,000, which is equivalent to $453,171,000. As at 31 December 2014, after interest hedges, fixed-rate debt accounted for 66% of total Group debt.

Breakdown of debt by type (€m)	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Corporate debt – Acquisition facility	272	—	241
Corporate debt – Revolving facility	260	165	95
Corporate debt – Euro PP loan	75	75	—
Corporate debt – Euro PP bond debt	234	234	—
Asset finance debt	370	371	400
Of which finance leases	38	36	22
Other	—	—	—

Total borrowings	1,211	845	736

FINANCIAL STATEMENTS

The used and unused available credit facilities are described in Note 1.6.10.a.3 in the paragraph on Liquidity Risk.

•	Borrowing ratios

Following the refinancing of the corporate debt, some of the Group’s credit lines are subject to three financial ratios. At 31 December 2014, the value of the loans subject to these financial ratios amounted to €845 million.

The three financial ratios mentioned hereafter are calculated every half year based on the published consolidated financial statements in accordance with the contractual definitions and on a rolling 12-month basis.

•	The “gearing” ratio is the ratio between total net debt (i.e. gross debt less cash and cash equivalents) and consolidated shareholders’ equity;

•	The “interest cover” ratio is the ratio between operating income (i.e. consolidated EBIT) and net financial expenses;

•	The “leverage” ratio is the ratio between total net debt (i.e. gross debt less cash and cash equivalents) and EBITDA*.

As at 31 December 2014, 2013 and 2012 the Group complied with these three ratios.

•	The “gearing” ratio, as defined in the agreements, amounted to 1.26. Its value at 31 December 2014 had to be lower than or equal to 2.00.

•	The “interest cover” ratio, as defined in the agreements, amounted to 5.59. Its value at 31 December 2014 had to be higher than or equal to 3.00.

•	The “leverage” ratio, as defined in the agreements, amounted to 3.02. Its value at 31 December 2014 had to be lower than or equal to 3.50.

a.3) Derivatives and risk management policy

•	Hedges

All effective hedges in accordance with criteria specified under IAS 32 are accounted for as hedges.

Where derivatives are classified as hedging instruments, the treatment thereof depends on whether they are designated as a:

•	fair-value hedge;

•	cash flow hedge; or

•	hedge of a net investment in a foreign entity.

All derivatives are measured at fair value and are posted to “Other non-current liabilities” and “Other current liabilities” in the consolidated balance sheet.

•	Foreign-exchange hedges

The hedges’ underlyings are the operating assets and liabilities recorded in the balance sheets of Group companies.

The Group takes out fair value hedges, cash flow hedges and hedges for net investments abroad. The effective portion of the hedges is posted to a separate account within shareholders’ equity (translation adjustments) until the hedged transaction is executed, and reversed to income if the hedged transaction is also posted to income.

FINANCIAL STATEMENTS

•	Interest rate hedges

Derivative financial instruments mostly consist of interest-rate swap contracts implemented by the Group to limit its exposure to interest-rate risk.

Derivatives characterised as cash flow hedges are recognised on the balance sheet as current financial assets or borrowings, with an offset in shareholders’ equity.

The main risks attached to the Group’s financial instruments are interest rate risk on cash flows, liquidity risk, currency risk, risks on equities and other financial products and commodity risk.

•	Currency risk

The total amount of assets denominated in currencies other than the Group’s currency (i.e GBP, PLN, RON, USD, RMB, HKD, RUB, CHF, HUF, CZK, INR, LKR, CLP, BRL, MAD and UAH) pertaining to companies located outside the euro zone is summarised in the following table. These amounts are not hedged.

Foreign currency consideration in €000	USD (United States)	GBP (United Kingdom)	PLN (Poland)	RON (Romania)	RUB (Russia)	OTHER	Total
Net asset (liability) before hedging	291,270	166,592	31,047	21,132	16,538	21,351	547,930
Hedging	—	—	—	—	—	—	—

Net balance after hedging	291,270	166,592	31,047	21,132	16,538	21,351	547,930

During the 2014 financial year, the change in translation adjustments recognised in consolidated shareholders’ equity for the net assets exposed to currency risk amounted to a €26.8 million, which includes the impact of a €4.2 million loss derived from natural hedges recognised as an increase in shareholders’ equity at the financial year-end (net foreign investment and cash flow hedges), in accordance with IAS 21 and IAS 39.

The amount reversed to income for the cash flow hedges subject to foreign exchange risk was a €0.4 million expense in 2014 vs. a €0.3 million expense in 2013.

In 2014, 2013 and 2012, no amounts were transferred to income in respect of net investment hedges.

The Group is principally exposed to USD and GBP.

A 10% appreciation in USD would lead approximately to an €32.4 million increase in net assets converted into euros. A 10% depreciation in GBP would lead approximately to a €26.5 million decrease in net assets converted into euros. A 10% appreciation in GBP would lead approximately to a €0.1 million increase in net income. A 10% depreciation in GBP would lead approximately to a €0.1 million decrease in net income.

A 10% appreciation in GBP would lead approximately to an €18.5 million increase in net assets converted into euros. A 10% depreciation in GBP would lead approximately to a €15.1 million decrease in net assets converted into euros. A 10% appreciation in GBP would lead approximately to a €1.9 million increase in net income. A 10% depreciation in GBP would lead approximately to a €1.6 million decrease in net income.

•	Interest rate risk

Interest rate risk is centrally managed for all Group positions.

FINANCIAL STATEMENTS

Borrowings are concentrated within certain Group companies:

Norbert Dentressangle S.A., ND Location, ND Logistics, NDLI, NDT, ND Logistics Ltd, ND Gerposa, LOCAD entities and ND Holdings Ltd.

All contracts are negotiated and approved by the Group Finance Department.

Given that Group debt financing tangible assets was contracted at the floating three-month Euribor rate, the Group has implemented hedging instruments to limit its exposure to interest-rate fluctuations. In 2014 the hedging strategy was revised.

The rate hedging portfolio exclusively consists of interest rate swaps (exchanging a variable three-month Euribor rate for a fixed rate) pertaining to a total nominal value of €190,000,000 (€135,000,000 as at 31 December 2013). These contracts mature over periods of 1 to 3 years.

As the Corporate debt is also agreed at a floating rate, the Group has contracted hedging instruments to limit its exposure to interest-rate risk.

The related hedging portfolio exclusively consists of interest rate swaps (exchanging a variable rate for a fixed rate) pertaining to a total nominal value of €50,000,000, £111,166,000 (€142,722,000) and $200,000,000 (€164,731,000). These contracts mature over periods of 1 to 5 years.

Income or expenses due to the difference between interest rates paid and received are posted to earnings for the year. The net amount recorded in respect of 2014 was an expense of €7,539,000 (2013: loss of €8,592,000).

In accordance with IAS 39, the fair value of the interest rate hedge was recognised in the balance sheet together with a €607,000 reduction in shareholders’ equity as at 31 December 2014 (a €10,207,000 increase was recorded as at 31 December 2013).

		Fair value on balance sheet*				Posted to
€000	Nominal value	Opening balance		Closing		Earnings	Shareholders’ Capital equity*
		Asset	Liability	Asset	Liability
Int. rate swaps
Year ended 31 December 2013	655,514	—	23,168	—	12,961	—	10,207
Year ended 31 December 2014	829,885	—	12,961	—	13,568	—	(607)

(*)	After tax

The nominal value includes a portfolio of active forward start options. The Group does not contract derivatives for speculative purposes.

Sensitivity of earnings and shareholders’ equity to changes in fair value of interest rate derivatives:

€000	Change in base points	Impact on pre-tax earnings Product/(Loss)
2013	+100 / -100	3,858 /	(1,243)
2014	+100 / -100	3,858 /	(817)

€000	Change in base points	Impact on shareholders’ equity Increase / (Decrease)
31/12/2013	+100 / -100	6,373 /	(6,376)
31/12/2014	+100 / -100	7,379 /	(7,620)

FINANCIAL STATEMENTS

The amount reversed to income for the cash flow hedges subject to interest rate risk was a €1.8 million expense in 2014 vs. a €2.4 million expense in 2013.

•	Liquidity risk

As at 31 December 2014, the Group had a €400 million confirmed revolving line of credit maturing in more than one year, of which €138 million was unused, confirmed and unconfirmed overdraft facilities of €51 million and €51 million respectively, and available cash and cash equivalents of €194 million. Some of the Group’s sources of finance are subject to compliance with financial performance conditions, as described under Note 1.6.10.a.2) “Debt ratios”.

Cash flows from borrowings based on non-discounted contractual payments are as follows:

		Less than 1 year				1 to 5 years		More than 5 years
€000	Book value	Fixed rate interest expense	Variable rate interest expense	Repay- ment of principal	Fixed rate interest expense	Variable rate interest expense	Repay- ment of principal	Fixed rate interest expense	Variable rate interest expense	Repay- ment of principal
Borrowings
Borrowings	1,173,678	9,225	15,826	151,557	36,975	41,273	860,308	6,417	165	161,813
Finance lease liabilities	37,957	—	605	9,431	—	963	28,242	—	55	282
Other borrowings	14,520	—	—	14,520	—	—	—	—	—	—

The assumptions applied for valuation of the above maturity breakdown are as follows:

•	exchange rate applied closing rate

•	interest rate applied rate as at 31 December 2014

		Of which confirmed		Of which not confirmed
€000	31 Dec. 2014	Drawn	Undrawn	Drawn	Undrawn
Lines of credit available
Finance lease liabilities	37,957	37,957	—	—	—
Borrowings	1,311,573	1,173,678	137,895	—	—
Bank overdrafts	102,354	—	51,354	14,520	36,480

The Group has carried out a specific review of its liquidity risk and considers that it can meet its liabilities due in less than one year.

•	Risk on equities and other financial investments

The Group does not have any financial investments likely to be exposed to a price fluctuation risk.

•	Commodities risk

This risk is described in Note 1.6.6.d.

•	Equity management

The Group’s main objective in terms of management of its equity is to ensure the preservation of a satisfactory credit risk rating and healthy equity ratios, so as to facilitate its business and maximise value for shareholders.

FINANCIAL STATEMENTS

The Group manages its equity by applying a ratio of net debt divided by shareholders’ equity and net debt.

The Group’s net debt includes interest-bearing borrowings, cash and cash equivalents, excluding discontinued operations.

Shareholders’ equity includes the Group’s shareholding, as well as unrealised income and losses directly recorded as shareholders’ equity.

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Interest-bearing debt maturing after more than one year	1,050,647	742,884	581,068
Interest-bearing debt maturing within one year	160,988	102,507	154,534
Bank overdrafts	14,520	7,200	8,837
Cash and cash equivalents	(209,085)	(396,422)	(255,877)

Net debt	1,017,070	455,969	488,562

Group interest in shareholders’ equity	664,084	544,127	519,107

Ratio	1.5	0.8	0.9

a.4) Details of other non-current assets

Financial assets are recognised at cost when acquired and stated at cost in balance sheets thereafter, corresponding to the fair value of the price paid plus purchase costs.

Other financial assets mostly consist of deposits and guarantees paid to lessors of premises where the Group conducts its operations.

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Loans	1,189	1,204	878
Deposits and guarantees	45,167	31,854	23,399
Shareholdings in non-consolidated companies	84	88	250
Employee benefits	5,844	—	3,991
Other assets	3,557	—	—

Total	55,841	33,146	28,518

Employee benefits: refer to Note 1.6.7 a).

Loans, deposits and guarantees as at 31 December 2014 are broken down by maturity date in the following table:

€000	Balance 31 Dec. 2014	Less than 1 year	Maturity dates 1 to 5 years	More than 5 years
Loans	1,189	646	335	208
Deposits and guarantees	45,167	12,753	26,675	5,739

Total	46,357	13,400	26,710	5,947

The loans are interest-bearing loans. Deposits and guarantees do not bear interest.

FINANCIAL STATEMENTS

•	Change in impairment

No impairment.

•	Amount of overdue financial assets, by maturity, that have not been written down

There are no overdue financial assets that have not been written down.

b) Financial profit or loss

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Interest and similar financial income	4,649	4,383	3,342
Interest and similar expenditure	(34,525)	(25,788)	(29,057)

Net Interest Expense	(29,876)	(21,405)	(25,716)

Net Exchange Gains / Losses	(229)	(1,126)	(2,406)

Interest income on pension funds & other provisions	779	444	4,343
Interest expense on pension funds & other provisions	(5,507)	(3,206)	(8,142)
Other financial items	(6,273)	(1,366)	(313)

Other Financial Items	(11,001)	(4,128)	(4,112)

Total	(41,106)	(26,659)	(32,233)

c) Group debt off-balance sheet commitments

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Commitments given
Sureties and guarantees	77,292	88,735	39,290

Group debt covenants are specified in the “Debt ratios” paragraph under Note 1.6.10.a.2 covering net debt

1.6.11.    Associates and joint ventures

a) Information on associated companies

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Investment brought forward	2,877	4,428	4,511

Share of earnings	(959)	(1,477)	8
Other comprehensive income	(75)	27	(149)
Dividends	—	—	—
Capital increase and decrease	(1)	1	1
Translation difference	122	(104)	55
Changes in consolidation	123	2	2

Investment carried forward	2,087	2,877	4,428

FINANCIAL STATEMENTS

€000	Investment	Shareholders’ equity	Revenue	Net income
Centrale des franchisés
31 Dec. 2012	(45)	(128)	14,480	6
31 Dec. 2013	(54)	(159)	13,932	(32)
31 Dec. 2014	(84)	(249)	12,649	(88)
NDB Logistica Romania
31 Dec. 2012	831	1,663	4,247	(181)
31 Dec. 2013	692	1,383	4,683	(273)
31 Dec. 2014	765	1,532	5,860	154
Salto
31 Dec. 2012	108	317	5,596	38
31 Dec. 2013	123	363	4,916	46
31 Dec. 2014	138	405	4,906	42
Interbulk
31 Dec. 2012	3,554	106,050	345,801	5,345
31 Dec. 2013	2,157	88,166	319,757	(15,999)
31 Dec. 2014	1,539	49,724	317,902	(41,382)
MNS
31 Dec. 2012	44	104	—	(6)
31 Dec. 2013	43	102	—	(2)
31 Dec. 2014	—	—	—	—
NCG UK
31 Dec. 2012	(7)	(13)	2,777	(98)
31 Dec. 2013	(25)	(50)	2,682	(36)
31 Dec. 2014	(32)	(64)	3,033	(10)
LOG INS ARES
31 Dec. 2012	(57)	(117)	871	(190)
31 Dec. 2013	(58)	(118)	1,471	(1)
31 Dec. 2014	(60)	(123)	2,211	(5)
NDG Logistics Limitada
31 Dec. 2012	—	—	—	—
31 Dec. 2013	—	—	—	—
31 Dec. 2014	(179)	(358)	—	(690)

FINANCIAL STATEMENTS

b) Information relating to related parties

1. Transactions contracted at arm’s length terms between the Group and companies directly or indirectly owned by Norbert Dentressangle S.A.’s majority shareholder are as follows:

€000	Nature	Income or (expense)			Balance sheet debit or (credit) balance			Provision for doubtful receivables Income or (expense)			Security given or received
Company		31 Dec. 14	31 Dec. 13	31 Dec. 12	31 Dec. 14	31 Dec. 13	31 Dec. 12	31 Dec. 14	31 Dec. 13	31 Dec. 12	31 Dec. 14	31 Dec. 13	31 Dec. 12
Dentressangle Initiatives	Administrative services	(1,400)	(1,328)	(1,303)	(126)	(244)	(84)	—	—	—	—	—	—
Dentressangle Initiatives	Brand maintenance cost recharges	(31)	(10)	(13)	—	—	—	—	—	—	—	—	—
Dentressangle Initiatives	Miscellaneous services	177	142	277	(5,528)	28	—	—	—	—	—	—	—
Other companies directly or indirectly owned by Dentressangle Initiatives	Rent	(19,447)	(21,113)	(18,788)	—	—	(5,230)	—	—	—	6,080	5,828	5,183
	Rental and miscellaneous expenses	(1,808)	(1,758)	(1,766)	(347)	—	—	—	—	—	—	—	—

2. All transactions with companies, over which Norbert Dentressangle exercises significant influence and accounted for under the equity method, are current transactions concluded at arm’s length for amounts that are not material in relation to the Group’s business.

Balance sheet balances at the year end are also not material.

1.6.12.    Income tax

a) Breakdown of corporate income tax

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Net current tax charge/income	(25,101)	(26,843)	(10,196)
Other taxes	(13,055)	(12,962)	(12,806)
Net deferred tax charge/income	5,966	3,168	(3,793)

Total tax charge	(32,191)	(36,637)	(26,795)

FINANCIAL STATEMENTS

•	Tax proof

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Consolidated income before tax and before CVAE	115,234	108,471	97,237
CVAE	(13,055)	(12,962)	(13,226)
Consolidated income before tax and after CVAE	102,179	95,509	84,011
National tax rate	38.0%	38.0%	36.10%
Theoretical tax charge	(38,828)	(36,293)	(30,328)
CICE	7,169	4,465	—
Tax deductibility cap	(1,339)	—	—
Other permanent differences	1,465	(7,773)	50
Impairment of goodwill	—	—	(1,986)
Legal restructuring of the UK holding companies	—	—	22,635
Losses not triggering deferred tax	(6,828)	(3,981)	(12,307)
Recognition of previously unrecognised losses	6,766	10,537	3,759
Other taxes	(396)	—	688
Impact of tax rate differences in the UK	4,066	6,281	3,920
Impact of tax rate differences in Spain	5,829	—	—
Other effects of tax rate differences	2,960	3,090	—
Tax charge excluding CVAE	(19,136)	(23,675)	(13,569)
Effective tax rate excluding CVAE	18.7%	24.8%	16.2%
CVAE	(13,055)	(12,962)	(13,226)
Taxes and CVAE recognised	(32,192)	(36,637)	(26,795)
Effective tax rate	27.9%	33.8%	27.6%

b) Deferred tax

Deferred tax assets and liabilities are assessed at the tax rate expected to be applied for the year during which the asset is to be realised or the liability settled, with reference to the tax rates and regulations enacted or substantially enacted as at the balance sheet date.

Deferred tax arising from timing differences between the tax value and the book value of an asset or liabilities are accounted for based on the following procedures:

•	Deferred tax liabilities are booked in full;

•	Deferred tax assets are only recorded insofar as there is a reasonable likelihood of realisation or recovery over the medium term.

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Deferred tax assets	63,992	53,347	47,750
Deferred tax liabilities	(143,275)	(72,846)	(71,690)

Net deferred tax	(79,283)	(19,499)	(23,940)

FINANCIAL STATEMENTS

•	Deferred tax breaks down by type as follows:

	31 Dec. 2014			31 Dec. 2013			31 Dec. 2012
€000	Deferred tax assets	Deferred tax liabilities	Total	Deferred tax assets	Deferred tax liabilities	Total	Deferred tax assets	Deferred tax liabilities	Total
Intangible assets	1,809	(116,945)	(115,136)	637	(42,877)	(42,239)	123	(37,948)	(37,825)
Tangible fixed assets and finance leases	8,123	(46,980)	(38,857)	8,775	(42,098)	(33,323)	11,462	(49,547)	(38,085)
Provisions and employee benefits	34,964	(1,097)	33,867	40,920	(746)	40,174	29,949	(243)	29,706
Losses carried forward	27,404	—	27,404	8,523	—	8,523	10,604	—	10,604
Other items	16,140	(2,701)	13,439	9,777	(2,411)	7,366	12,726	(1,066)	11,660

Total	88,440	(167,723)	(79,283)	68,632	(88,132)	(19,499)	64,864	(88,804)	(23,940)

Offsets	(24,448)	24,448	—	(15,285)	15,285	—	(17,114)	17,114	—

Recorded taxes	63,992	(143,275)	(79,283)	53,347	(72,846)	(19,499)	47,750	(71,690)	(23,940)

•	Deferred tax breaks down as follows:

€000	Intangible assets	Tangible fixed assets and finance leasing	Provisions and employee benefits	Tax losses carried forward	Other items	Total
Deferred tax as at 31/12/2011	(40,024)	(36,313)	34,420	11,408	7,424	(23,085)

Amounts posted to profit or loss	2,995	(823)	(4,631)	(1,279)	(264)	(4,002)
Foreign exchange gains or losses	(463)	299	73	(3)	68	(26)
Amounts posted to shareholders’ equity, reclassifications and impact of changes in consolidation scope	(333)	(1,248)	(156)	478	4,432	3,173

Deferred tax as at 31 Dec. 2012	(37,825)	(38,085)	29,706	10,604	11,660	(23,940)

Amounts posted to profit or loss	2,548	5,020	(1,766)	(2,575)	(56)	3,168
Foreign exchange gains or losses	398	(260)	294	(6)	21	447
Amounts posted to shareholders’ equity, reclassifications and impact of changes in consolidation scope	(7,359)	2	11,941	500	(4,258)	826

Deferred tax as at 31 Dec. 2013	(42,239)	(33,323)	40,174	8,523	7,366	(19,499)

Amounts posted to profit or loss	7,412	3,624	(2,105)	(4,003)	1,039	5,967
Foreign exchange gains or losses	(7,874)	(206)	1,368	1,997	328	(4,387)
Amounts posted to shareholders’ equity, reclassifications and impact of changes in consolidation scope	(72,435)	(8,952)	(5,570)	20,887	4,706	(61,364)

Deferred tax as at 31 Dec. 2014	(115,136)	(38,857)	33,867	27,404	13,439	(79,283)

FINANCIAL STATEMENTS

Deferred tax liabilities principally arise on the recognition of customer relations (intangible assets), on the revaluation of real estate recognised on the Christian Salvesen, TDG and Jacobson Companies acquisitions and on the difference in depreciation periods for vehicles between the consolidated financial statements and the local statutory company accounts.

Tax losses, for which deferred tax has not been recognised, amount to €84.7 million representing €25.8 million in unrecognised deferred tax assets.

1.6.13.    Shareholders equity and earnings per share

a) Issued share capital and reserves

Year	Nature of transaction	Change in share capital			Share capital following transaction
		Number of shares	Nominal value in euros	Share premiums in euros	Amount in euros	Number of shares
As at 31 December 2012					19,672,482	9,836,241
As at 18 September 2013	Share warrants	30,000	2	1,759,200	19,732,482	9,866,241
As at 20 December 2013	Capital reduction	30,000	2	1,648,680	19,672,482	9,836,241
As at 31 December 2013					19,672,482	9,836,241
As at 22 October 2014	Share warrants	30,000	2	1,759,200	19,732,482	9,866,241
As at 22 October 2014	Capital reduction	30,000	2	1,702,110	19,672,482	9,836,241
As at 31 December 2014					19,672,482	9,836,241

During the 2014 financial year, the Group carried out a share capital increase and decrease involving 30,000 shares, with a par value of €2 per share, following the exercise of 30,000 stock warrants; the entire transaction was recorded by the Executive Board meeting of 22 October 2014.

The share capital consists of shares having a nominal value of €2 each.

Each share carries one vote. However, a double vote – carrying twice the weight of that of other shares in proportion to the fraction of share capital represented – is allocated to:

a) all fully paid-up shares in registered form and recorded in the name of the same shareholder for at least four years; and

b) registered bonus shares allocated to a shareholder in the event of a capital increase by way of capitalisation of reserves, income or share premiums, through existing shares held that carry such entitlement.

Dividends per share paid in respect of the last three financial years were as follows:

In €	2013	2012	2011
Dividends	1.60	1.50	1.25

FINANCIAL STATEMENTS

Other reserves are broken down as follows:

€000	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Undistributed reserves		469,680	455,443

IFRIC 21 adjustment		1,560	1,560

Undistributed reserves	556,184	471,240	457,003

Treasury shares	(4,397)	(6,408)	(14,710)
Fair value of cash flow and net foreign investment hedges	(14,318)	(12,797)	(22,822)
Tax on financial instruments and translation adjustments	7,288	6,151	9,975
Other	(519)	(444)	(471)

Total Other Reserves	(11,946)	(13,498)	(28,028)

Total Consolidated Reserves	544,238	456,182	427,415

b) Average number of shares

Treasury shares held for all purposes are offset against shareholders’ equity.

No gain or loss is recognised as income upon the acquisition, sale, issue or cancellation of Group equity instruments.

	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Number of shares in issue	9,836,241	9,836,241	9,836,241
Number of treasury shares	(45,790)	(105,217)	(259,434)
Number of shares	9,790,451	9,731,024	9,576,807
Share warrants	110,000	140,000	115,000
Stock options	—	51,940	—
Average number of diluted shares	9,900,451	9,922,964	9,691,807

c) Earnings per share

Net earnings per share are obtained by dividing net income for the financial year by the number of shares outstanding at year-end, reduced by the number of treasury shares. Consolidated diluted net earnings per share take into account shares issued as a result of the exercise of stock options, minus treasury shares.

	31 Dec. 2014	31 Dec. 2013	31 Dec. 2012
Net income, Group share	75,895	70,100	69,672
Number of shares	9,790,451	9,731,024	9,576,807
Earnings per share	7.75	7.20	7.28
Net income, Group share	75,895	70,100	69,672
Average number of diluted shares	9,900,451	9,922,964	9,691,807
Net diluted earnings per share	7.67	7.06	7.19

FINANCIAL STATEMENTS

1.6.14.    Consolidation scope

All consolidated companies close their accounts on 31 December with the exception of NDO India and NDO Lanka, which close their accounts on 31 March. Interim accounts as at 31 December were prepared for NDO India and NDO Lanka for purposes of the Group financial statements.

The main companies included in the consolidation are stated below:

		Percentage interest			Percentage control			Method	Note
		2014	2013	2012	2014	2013	2012
ND THIER	Germany	100	100	100	100	100	100	FI
ND LOGISTICS (DEUTSCHLAND) GMBH	Germany	100	100	—	100	100	—	FI
TDG DEUTSCHLAND GMBH	Germany	100	100	100	100	100	100	FI
NDL LLC	Saudi Arabia	—	50	50	—	50	50	FI	(3)
ND BELGIE	Belgium	100	—	—	100	—	—	FI	(2)
NDO BELGIUM	Belgium	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE LOGISTICS ANTWERP NV	Belgium	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE LOGISTICS BELGIUM NV	Belgium	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE LOGISTICS WELKENRAEDT	Belgium	100	100	100	100	100	100	FI
NDG LOGISTICS LIMITADA	Brazil	50	—	—	50	—	—	EM	(2)
NDO BRASIL AGENCIAMENTO DE CARGA LTDA	Brazil	100	100	100	100	100	100	FI
NDO CHILE	Chile	100	100	100	100	100	100	FI
NDO FREIGHT FORWARDING (Tianjin) Co.LTD	China	100	100	100	100	100	100	FI
NDO BEIJING	China	75	75	75	75	75	75	FI
ND LOGITICS ESPANA SERVICIOS INTEGRALES S.L.	Spain	100	100	100	100	100	100	FI
ND VOLUMEN IBERIA	Spain	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE GERPOSA SL	Spain	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE IBERICA SL	Spain	100	100	100	100	100	100	FI
SALVESEN LOGISTICA SA	Spain	50	50	50	50	50	50	FI	(5)
NORBERT DENTRESSANGLE OVERSEAS SPAIN	Spain	100	100	100	100	100	100	FI
FIEGE IBERIA	Spain	—	100	—	—	100	—	FI	(4)
JACOBSON LOGISTICS COMPANY INC	United States	100	—	—	100	—	—	FI	(1)
JACOBSON PACKAGING COMPANY LC	United States	100	—	—	100	—	—	FI	(1)
JACOBSON STAFFING COMPANY LC	United States	100	—	—	100	—	—	FI	(1)
JACOBSON TRANSPORTATION COMPANY INC	United States	100	—	—	100	—	—	FI	(1)

FINANCIAL STATEMENTS

		Percentage interest			Percentage control			Method	Note
		2014	2013	2012	2014	2013	2012
JACOBSON WAREHOUSE COMPANY INC	United States	100	—	—	100	—	—	FI	(1)
JHCI ACQUISITION INC	United States	100	—	—	100	—	—	FI	(1)
JHCI HOLDINGS INC	United States	100	—	—	100	—	—	FI	(1)
NDL HOLDING USA INC.	United States	100	—	—	100	—	—	FI	(1)
NDO AMERICA INC.	United States	100	100	100	100	100	100	FI
NDO HOLDING USA INC.	United States	100	100	100	100	100	100	FI
AUTOLOG	France	100	100	100	100	100	100	FI
BRIVE-TRANSIT	France	100	100	100	100	100	100	FI
CEMGA LOGISTICS	France	100	100	100	100	100	100	FI
CENTRALE DES FRANCHISES ND SCA	France	32,45	34	35	32,45	34	35	EM
CHRISTIAN SALVESEN SA	France	100	100	100	100	100	100	FI
DARFEUILLE LOGISTICS	France	—	100	100	—	100	100	FI	(4)
DI CI VRAC SUD OUEST	France	100	100	100	100	100	100	FI
GEL SERVICES	France	100	100	100	100	100	100	FI
IMMOTRANS	France	100	100	100	100	100	100	FI
LA TARNOSIENNE	France	100	100	100	100	100	100	FI
LOCAD 08	France	100	100	100	100	100	100	FI
LOCAD 10	France	100	100	100	100	100	100	FI
LOCAD 11	France	100	100	100	100	100	100	FI
LOCAD 12	France	100	100	100	100	100	100	FI
LOG’INS ARES NORBERT DENTRESSANGLE	France	49	49	49	49	49	49	EM
MAGASINS GENERAUX CHAMPAGNE-ARDENNE	France	100	100	100	100	100	100	FI
MNS SAS	France	—	42	42	—	42	42	EM	(3)
ND CAVAILLON ENTREPÔTS	France	—	100	100	—	100	100	FI	(4)
ND CARE	France	100	—	—	100	—	—	FI	(2)
ND CENTRAL EUROPE	France	100	100	100	100	100	100	FI
ND CTL	France	100	100	100	100	100	100	FI
ND FORMATION	France	100	100	100	100	100	100	FI
ND FRANCHISE	France	100	100	100	100	100	100	FI
ND FS	France	100	100	100	100	100	100	FI
ND G3	France	100	—	—	100	—	—	FI	(2)
ND GENAS	France	100	—	—	100	—	—	FI	(2)
ND GESTION	France	100	100	100	100	100	100	FI
ND GRADUATES	France	100	—	—	100	—	—	FI	(2)
ND HYDROCARBURES	France	100	100	100	100	100	100	FI
ND INFORMATIQUE	France	100	100	100	100	100	100	FI
ND INTER-PULVE	France	100	100	100	100	100	100	FI	(3)
ND KEY PL	France	100	100	100	100	100	100	FI
ND LOCATION	France	100	100	100	100	100	100	FI
ND LOGISTICS	France	100	100	100	100	100	100	FI
ND MAINTENANCE	France	100	100	100	100	100	100	FI
ND PHARMA	France	100	100	—	100	100	—	FI

FINANCIAL STATEMENTS

		Percentage interest			Percentage control			Method	Note
		2014	2013	2012	2014	2013	2012
ND RED EUROPE	France	100	100	100	100	100	100	FI
ND SERVICES	France	100	100	100	100	100	100	FI
ND SPORT	France	100	100	100	100	100	100	FI
NDH	France	100	100	100	100	100	100	FI
NDL INTERNATIONAL	France	100	100	100	100	100	100	FI
NDT	France	100	100	100	100	100	100	FI
NDU	France	100	100	100	100	100	100	FI
ND W	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE CHIMIE	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE DISTRIBUTION	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE DISTRIBUTION EUROPE	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE DISTRIBUTION SERVICES	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS FRANCE	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE SILO	France	100	100	100	100	100	100	FI
OMEGA VII	France	100	100	100	100	100	100	FI
OMEGA X	France	100	100	100	100	100	100	FI
PORT DE BOUC TRANSIT	France	100	100	100	100	100	100	FI
SALVESEN PROPERT	France	100	100	100	100	100	100	FI
SCI DE L’AUBIFRESNE	France	100	100	100	100	100	100	FI
SNM VALENCIENNES SAS	France	—	100	100	—	100	100	FI	(4)
SONECOVI NORD	France	100	100	100	100	100	100	FI
SONECOVI SUD	France	100	100	100	100	100	100	FI
THT LOGISTICS	France	100	100	100	100	100	100	FI
TND AUVERGNE	France	100	100	100	100	100	100	FI
TND CHAMPAGNE	France	100	100	100	100	100	100	FI
TND EST	France	100	100	100	100	100	100	FI
TND FRIGO INDUSTRIE	France	100	100	100	100	100	100	FI
TND FRIGO LOCATION	France	100	100	100	100	100	100	FI	(3)
TND ILE DE FRANCE	France	100	100	100	100	100	100	FI
TND LIMOUSIN	France	100	100	—	100	100	—	FI
TND NORD SAS	France	100	100	100	100	100	100	FI
TND NORMANDIE BRETAGNE	France	100	100	100	100	100	100	FI
TND OUEST SAS	France	100	100	100	100	100	100	FI
TND SUD SARL	France	100	100	100	100	100	100	FI
TND SUD OUEST	France	100	100	100	100	100	100	FI
TND VOLUME	France	100	100	100	100	100	100	FI
TRANSIMMO PICARDIE	France	100	100	100	100	100	100	FI
TRANSPORTS HARDY	France	100	100	100	100	100	100	FI

FINANCIAL STATEMENTS

		Percentage interest			Percentage control			Method	Note
		2014	2013	2012	2014	2013	2012
TRANSPORTS NORBERT DENTRESSANGLE	France	100	100	100	100	100	100	FI
UNITED SAVAM	France	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS HK LIMITED	Hong-Kong	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS HUNGARY KFT	Hungary	100	100	100	100	100	100	FI
TRANSPORTS NORBERT DENTRESSANGLE HUNGARY	Hungary	100	100	100	100	100	100	FI
NDO INDIA PRIVATE LTD	India	100	80	80	100	80	80	FI
NORBERT DENTRESSANGLE LOGISTICS IRELAND LTD	Ireland	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE TRANSPORT IRELAND	Ireland	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS IRELAND	Ireland	100	100	100	100	100	100	FI
INVERALMOND INSURANCE LIMITED	Ireland	100	100	100	100	100	100	FI
ND LOGISTICS ITALIA SPA	Italy	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE ITALIA SRL	Italy	100	100	100	100	100	100	FI
FIEGE LOGISTICS ITALIA SPA	Italy	100	100	—	100	100	—	FI
FIEGE BORRUSO SPA	Italy	100	100	—	100	100	—	FI
SAVAM LUX SA	Luxembourg	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE MAROC	Morocco	100	100	100	100	100	100	FI
NDL HOLDING RUSSIA BV	Netherlands	50	50	—	50	50	—	FI
ND LOGISTICS NEDERLAND B.V	Netherlands	100	100	100	100	100	100	FI
TD HOLDINGS BV	Netherlands	100	100	100	100	100	100	FI
TCG EAST & SOUTH	Netherlands	76,5	65	65	76,5	65	65	FI
NDO NETHERLAND BV	Netherlands	100	100	100	100	100	100	FI
ND POLSKA SP ZOO	Poland	100	100	100	100	100	100	FI
ND LOGISTICS POLAND SP ZOO	Poland	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE LOGISTICA PORTUGAL LDA	Portugal	100	100	—	100	100	—	FI
ND PORTUGAL TRANSPORTES LDA	Portugal	100	100	100	100	100	100	FI
ND LOGISTICS CZ	Czech Republic	100	100	100	100	100	100	FI
NDB LOGISTICA ROMANIA SRL	Romania	50	50	—	50	50	—	EM
ND LOGISTICS ROMANIA SRL	Romania	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS ROMANIA	Romania	100	100	100	100	100	100	FI
TRANSCONDOR SA	Romania	100	100	100	100	100	100	FI
NDL FRIGO LOGISTICS	Romania	50	50	50	50	50	50	FI	(5)
AJG INTERNATIONAL LIMITED	United Kingdom	100	100	100	100	100	100	FI
CHRISTIAN SALVESEN INVESTMENTS LTD	United Kingdom	100	100	100	100	100	100	FI

FINANCIAL STATEMENTS

		Percentage interest			Percentage control			Method	Note
		2014	2013	2012	2014	2013	2012
HOPKINSON TRANSPORT (CHESTERFIELD) LIMITED	United Kingdom	100	—	—	100	—	—	FI	(1)
NCG UK LTD	United Kingdom	49,9	49,9	49,9	49,9	49,9	49,9	EM
NORBERT DENTRESSANGLE HOLDINGS LIMITED	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE MAINTENANCE UK LTD	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE TANKERS LTD	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE TRANSPORT UK LIMITED	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE LOGISTICS LIMITED	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE LOGISTICS UK LIMITED	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE SERVICES LTD	United Kingdom	100	100	100	100	100	100	FI
SALVESEN LOGISTICS LTD	United Kingdom	100	100	100	100	100	100	FI
TDG LTD	United Kingdom	100	100	100	100	100	100	FI
TDG (UK) LTD	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS UK LIMITED	United Kingdom	100	100	100	100	100	100	FI
TDG OVERSEAS	United Kingdom	100	100	100	100	100	100	FI
NORBERT DENTRESSANGLE OVERSEAS RUS	Russia	100	100	—	100	100	—	FI
ND LOGISTICS FRESH LLC	Russia	50	50	—	50	50	—	FI
ND LOGISTICS RUS LLC	Russia	100	—	—	100	—	—	FI	(2)
TRANSPORTS NORBERT DENTRESSANGLE SLOVAKIA	Slovakia	100	100	100	100	100	100	FI
NDO LANKA (PRIVATE) LIMITED	Sri Lanka	40	40	40	40	40	40	FI
LUXURY GOODS LOGISTICS SA	Switzerland	49	49	49	49	49	49	FI
ND LOGISTICS SWITZERLAND SAGL	Switzerland	100	100	100	100	100	100	FI
ND LOGISTICS UKRAINE SRL	Ukraine	100	100	100	100	100	100	FI

FI = Fully Integrated

EM = Equity Method

(1)	Company acquired in 2014
(2)	Company formed in 2014
(3)	Company liquidated/taken over/sold in 2014
(4)	Company liquidated/taken over/sold in 2013
(5)	Company consolidated on a proportional basis until 20 December 2013, and subsequently fully consolidated